Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
CORPUS CHRISTI DIVISION

§
In re:	§	Chapter 11
§
EDGE PETROLEUM CORPORATION, et al.,	§	Case No. 20644
§
Debtors	§	(Jointly Administered)
§

JOINT PLAN OF REORGANIZATION
(Dated October 1, 2009)

AKIN GUMP STRAUSS HAUER & FELD LLP
Charles R. Gibbs (SBN 07846300; Fed ID 177)
Sarah Link Schultz (SBN 24033047; Fed ID 30555)
Yewande Akinwolemiwa (SBN 24056633; Fed ID 909757)
1700 Pacific Avenue, Suite 4100
Dallas, TX 75201-4675
Telephone:  214.969.2800
Facsimile:  214.969.4343

-and-

JORDAN, HYDEN, WOMBLE, CULBRETH & HOLZER, P.C.
Shelby A. Jordan (SBN 11016700; Fed ID 2195)
Nathaniel Peter Holzer (SBN 00793971; Fed ID 21503)
Harlin C. Womble (SBN 21880300; Fed. ID 8959)
500 North Shoreline Boulevard, Suite 900
Corpus Christi, Texas 78471
Telephone:  361.884.5678
Facsimile:  361.888.5555

Proposed Attorneys for the Debtors and Debtors in Possession

i

ii

iii

INTRODUCTION

Edge Petroleum Corporation, a Delaware Corporation (“Edge”), and its affiliates (collectively with Edge, the “Debtors”),(1) filed for bankruptcy protection on October       , 2009.  The Debtors in the above-captioned Chapter 11 Cases hereby propose the following joint plan of reorganization for the resolution of outstanding creditor claims against, and equity interests in, the Debtors.  The Debtors are the proponents of the Plan within the meaning of Bankruptcy Code section 1129 (as hereinafter defined).

Although styled as a “joint plan,” the Plan consists of six (6) separate plans for the Debtors.  Consequently, except as provided in the Plan for purposes of voting on the Plan and making and receiving distributions under the Plan, votes will be tabulated separately for each Debtor with respect to each Debtor’s Plan and distributions will be made separately to each separate Class as provided in the Plan.  Reference is made to the Disclosure Statement (as hereinafter defined) for a discussion of the Debtors’ history, businesses, properties, results of operations and projections of future operations, as well as a summary and description of the Plan and certain related matters.  No materials other than the Disclosure Statement, the Plan and any exhibits and schedules attached hereto or thereto or referenced herein or therein have been authorized by the Debtors (as hereinafter defined) for use in soliciting acceptances or rejections of the Plan.

ALL HOLDERS OF CLAIMS OR INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT CAREFULLY AND IN THEIR ENTIRETY.  ALL HOLDERS OF CLAIMS OR INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THIS PLAN ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING ON THIS PLAN.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,
AND COMPUTATION OF TIME

Section 1.01         Scope of Defined Terms; Rules of Construction

For purposes of this Plan, except as expressly defined elsewhere in the Plan or unless the context otherwise requires, all capitalized terms used herein shall have the meanings ascribed to them in Article I of this Plan.  Any term used but not defined herein that is defined in the Bankruptcy Code or the Bankruptcy Rules, as the case may be, shall have the meaning ascribed in the Bankruptcy Code or the Bankruptcy Rules.  Whenever the context requires, such terms shall include the plural as well as the singular.  The masculine gender shall include the feminine, and the feminine gender shall include the masculine.

(1) The affiliated entities Filing bankruptcy cases on October       , 2009 are: Edge Petroleum Exploration Company; Miller Exploration Company; Edge Petroleum Operating Company, Inc.; Edge Petroleum Production Company; and Miller Oil Corporation.

Section 1.02         Defined Terms

(1)           “Acquired Assets” means the Equity Interests or such assets of the Debtors that are purchased by the Purchaser pursuant to the Bidding Procedures and the Sale Order or the Confirmation Order.

(2)           “Administrative Claim(s)” means a Claim(s) for costs and expenses of administration pursuant to Bankruptcy Code sections 503(b), 507(a)(2), 507(b), or 1114(e)(2), including:  (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, or commissions for services, and payments for goods and other services and leased premises); (b) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of Title 28 of the United States Code; (c) all Allowed Professional Fee Claims; (d) any Cure Costs; and (e) all Claims for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to Bankruptcy Code sections 503(b)(3), (4), and (5) Allowed by the Bankruptcy Court.

(3)           “Administrative Claims Bar Date” has the meaning set forth in Section 12.01(a) of the Plan.

(4)           “Administrative and Priority Claims Reserve” means a reserve in the amount of the sum of (a) all budgeted expenses (including Professional Fees) set forth in the Cash Collateral Budget which have been incurred and are unpaid as of the Closing, (b) all Cure Costs incurred after the Effective Time (as defined in the Purchase Agreement) to the extent that they result in an increase in the purchase price to be paid at Closing by the Purchaser pursuant to the Purchase Agreement, and (c) $[6,000,000], which amount shall be provided to the Liquidating Trust by the Debtors, and in certain cases, the Purchaser, pursuant to Section 4.07(b) of the Plan for the payment of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims as provided herein.  To the extent any such Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims or Allowed Other Secured Claims are paid before the Administrative and Priority Claims Reserve is so provided to the Liquidating Trust, the amount of the Administrative and Priority Claims Reserve provided to the Liquidating Trust shall be reduced by the amount of such Claims so paid previously.

(5)           “Affiliate” has the meaning set forth in Bankruptcy Code section 101(2).  For purposes of Article XII of the Plan and the definition of Related Person, an Affiliate of a Person shall also include another Person controlling, controlled by or under common control with such first Person.  For purposes of this definition, “control” means, when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

(6)           “Allowed” means with reference to any Claim or Interest:  any Claim or Interest or any portion thereof (a) as to which no objection to allowance or request for estimation has been interposed on or before the latter of (i) the Claims Objection Deadline or (ii) the expiration of such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or is listed on the Schedules as liquidated, non-contingent and undisputed; (b) as to which any objection to its allowance has been settled, waived through payment or withdrawn, as permitted herein, or denied by a Final Order; (c) as to which liability of the Debtors and the amount thereof has been determined and expressly allowed by a Final Order; (d) as to which the liability of the Debtors and the amount thereof are determined and expressly allowed by final order of a court of competent jurisdiction other than the Bankruptcy Court; or (e) that is expressly deemed allowed in a liquidated amount in the Plan; provided, however, that with respect to an Administrative Claim, “Allowed Administrative Claim” means an Administrative Claim as to which a timely request for payment has been made in accordance with Section 12.01 of this Plan (if such written request is required) or other Administrative Claim, in each case as to which the Debtors, Union or the Liquidating Trustee (1) have not interposed a timely objection or (2) have interposed a timely objection and such objection has been settled, waived through payment or withdrawn, as permitted herein, or denied by a Final Order.

(7)           “Auction” means the Bankruptcy Court ordered event by which competing bids are obtained for the Acquired Assets as contemplated by the Bidding Procedures and Sale Motion.

(8)           “Avoidance Actions” means any and all actual or potential claims or Causes of Action to avoid a transfer of property or an obligation incurred by the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 544, 545, 547, 548, 549, 550, 551, 553(b), and 724(a).

(9)           “Ballot” means the document for accepting or rejecting the Plan, in the form approved by the Bankruptcy Court.

(10)         “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the Petition Date as heretofore or hereafter amended.

(11)         “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division.

(12)         “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

(13)         “Bar Date(s)” means the applicable date(s) designated by the Bankruptcy Court as the last date for Filing proofs of Claims or Interests in the Chapter 11 Cases of the respective Debtors.

(14)         “Bidding Procedures” means those certain Bidding Procedures approved pursuant to the Bidding Procedures Order.

(15)         “Bidding Procedures and Sale Motion” means that certain Debtors’ Motion for (A) Entry of an Order (I) Approving Bidding Procedures in Connection with the Sale of the Debtors’ Property, (II) Scheduling Bidding Deadline, Auction Date and Sale Hearing Date, (III) Approving Form and Notice Thereof, and (B) Entry of an Order After the Sale Hearing (I) Authorizing the Debtors to Sell Their Property, (II) Authorizing the Debtors to Assume and Assign Certain Executory Contracts and Unexpired Leases and (III) Granting Related Relief Filed on October       , 2009.

(16)         “Bidding Procedures Order” means that certain Order Approving Debtors’ Motion for Entry an Order (I) Approving Bidding Procedures in Connection with the Sale of the Debtors’ Property, (II) Scheduling Bidding Deadline, Auction Date and Sale Hearing Date, (III) Approving Form and Notice Thereof, which was entered by the Bankruptcy Court on October       , 2009.

(17)         “Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

(18)         “Cash” means legal currency of the United States of America or equivalents thereof, including bank deposits and checks.

(19)         “Cash Collateral Budget” means the budget approved as part of any cash collateral order entered in the Bankruptcy Cases.

(20)         “Causes of Action” means all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims, or any other claims whatsoever, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

(21)         “Chapter 11 Case(s)” means (a) when used in reference to a particular Debtor or group of Debtors, the chapter 11 case pending for that Debtor or particular group of Debtors in the Bankruptcy Court, and (b) when used in reference to all of the Debtors, the above-captioned procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

(22)         “Claim” means a claim, whether or not asserted or Allowed, as defined in Bankruptcy Code section 101(5).

(23)         “Claims Agent” means Kurtzman, Carson Consultants, employed and retained by the Debtors pursuant to an order of the Bankruptcy Court, as claims, noticing, and balloting agent.

(24)         “Claims Objection Deadline” means the first Business Day which is at least 180 days after the Effective Date, or such later date as may be established by the Bankruptcy Court in accordance with Section 7.01(b) of the Plan.

(25)         “Class” means a category of Claims or Interests as set forth in Article III below pursuant to Bankruptcy Code section 1122.

(26)         “Closing” means the closing of the sale of the Acquired Assets to the Purchaser in accordance with the Sale Order or the Confirmation Order.

(27)         “Collateral” means any property or interest in property of the Debtors’ Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

(28)         “Committee” means the official committee of unsecured creditors, if any, appointed pursuant to Bankruptcy Code section 1102(a) in the Chapter 11 Cases.

(29)         “Confirmation” means entry by the Bankruptcy Court of the Confirmation Order on the docket of the Chapter 11 Cases.

(30)         “Confirmation Date” means the date on which the Confirmation Order is entered on the docket in the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

(31)         “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to Bankruptcy Code section 1129, as such hearing may be continued from time to time.

(32)         “Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code section 1129.

(33)         “Consummation” means the occurrence of the Effective Date, which shall take place simultaneously with the completion of the Closing.

(34)         “Conversion Transaction” means, to the extent required under the Purchase and Sale Agreement, the conversion of one or more Subsidiaries to single member limited liability companies organized under the laws of the State of Delaware or any other State.

(35)         “Credit Agreement” means the Fourth Amended and Restated Credit Agreement dated as of January 31, 2007 among Edge, the financial institutions party thereto from time to time, and Union as administrative agent and as issuing lender, as amended.

(36)         “Creditor” means any Person who holds a Claim against any Debtor.

(37)         “Cure Costs” means all costs required of a Debtor to cure any and all defaults including pecuniary losses, pursuant to Bankruptcy Code section 365, of such Debtor arising under any executory contract to which such Debtor is a party, or any unexpired lease to which such Debtor is a party.

(38)         “Debtor(s)” means individually or collectively the following debtors and debtors in possession:  Edge, EPEC, Miller, EPOC, EPPC, and Miller Oil.

(39)         “Disallowed Claim” means all or such part of a Claim that is disallowed by a Final Order of the Bankruptcy Court or other court of competent jurisdiction.

(40)         “Disclosure Statement” means the Disclosure Statement for the Debtors’ Joint Plan of Reorganization dated as of October       , 2009, as the same may be amended, modified or supplemented from time to time, including all exhibits and schedules thereto, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law, and which shall be in form and substance acceptable to Union.

(41)         “Disputed” means, in reference to a Claim or Interest, any Claim or Interest not otherwise Allowed or paid pursuant to the Plan or an order of the Bankruptcy Court (a) which has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties (or, in the case of Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims or Other Secured Claims, which has not been resolved by written agreement of the parties and Union) or an order of the Bankruptcy Court with respect to which Union has had notice and an opportunity to object; (b) proof of which was required to be Filed but as to which a Proof of Claim or Interest was not timely or properly Filed; (c) proof of which was timely and properly Filed and which has been or hereafter is listed on the Schedules as unliquidated, disputed, or contingent; (d) that is disputed in accordance with the provisions of this Plan; or (e) as to which the Debtors or Reorganized Edge, as applicable, or Union or the Liquidating Trustee have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or is otherwise disputed by the Debtors or Reorganized Edge, as applicable, or Union or the Liquidating Trustee in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order; provided, however, that for purposes of determining whether a particular Claim is a Disputed Claim prior to the expiration of any period of limitation fixed for the interposition by the Debtors or Union or the Liquidating Trustee of objections to the allowance of Claims, any Claim that is not an Allowed Claim shall be deemed Disputed.

(42)         “Distribution Date” means the date, occurring as soon as practicable after the Effective Date, upon which distributions are made pursuant to the terms of the Plan to Holders of Allowed Administrative Claims, and other Allowed Claims (other than the Union Secured Claim); provided, however, that should such Allowed Claims be paid in the ordinary course of business, the Distribution Date shall be the date such Allowed Claim becomes payable under the terms of any contract or agreement or applicable non-bankruptcy law.

(43)         “Distribution Record Date” has the meaning set forth in Section 5.08 of the Plan.

(44)         “Edge” means Edge Petroleum Corporation, the Debtor in Case No.                pending in the Bankruptcy Court.

(45)         “Effective Date” means the Business Day on which all conditions set forth in Section 8.02 of the Plan have been satisfied or waived as permitted hereunder.

(46)         “Employee Benefit Plans” means any employment, compensation, pension, welfare, healthcare, bonus, incentive compensation, sick leave and other leave, vacation pay, expense, reimbursement, dependent care, retirement, savings, deferred compensation, supplemental pension, retention, workers compensation, life insurance, disability, dependent care, dependent healthcare, education, severance or other compensation or benefit plan, agreement or arrangement for the benefit of the current or former directors, offices or employees (whether salaried or hourly, active or retired) of the applicable Debtor.

(47)         “Entity” has the meaning set forth in Bankruptcy Code section 101(15).

(48)         “EPEC” means Edge Petroleum Exploration Company, the Debtor in Case No.          pending in the Bankruptcy Court.

(49)         “EPOC” means Edge Petroleum Operating Company, the Debtor in Case No.            pending in the Bankruptcy Court.

(50)         “EPPC” means Edge Petroleum Production Company, the Debtor in Case No.          pending in the Bankruptcy Court.

(51)         “Equity Interests” means (a) all of the common stock of the Subsidiaries to be sold to the Purchaser pursuant to the Purchase and Sale Agreement, or (b) all of the limited liability company interests of each Subsidiary whose Equity Interests are to be sold to the Purchaser that has been converted into a limited liability company if required by the Purchase and Sale Agreement.  Any limited liability company interests issued to Edge or a Subsidiary in such conversion shall be extinguished, cancelled and discharged as of the Effective Date as provided in the treatment for Interests in Classes B5, C5, D5, E5 and F5.

(52)         “Estate(s)” means individually or collectively the estate created for such Debtor in its Chapter 11 Case pursuant to Bankruptcy Code section 541.

(53)         “Exhibit” means an exhibit annexed either to the Plan or the Disclosure Statement or Filed as part of the Plan Supplement.

(54)         “File, Filed or Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

(55)         “Final Order” means (i) an Order of the Bankruptcy Court as to which the time to appeal, petition for certiorari or motion for re-argument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings or motion for re-argument or rehearing shall then be pending or (ii) if an appeal, writ of certiorari, motion for re-argument or rehearing thereof has been Filed or sought, such order of the Bankruptcy Court shall not have been stayed.

(56)         “General Unsecured Claim” means any Claim that is not Secured, entitled to priority under the Bankruptcy Code, or a Subordinated Equity Securities Claim.

(57)         “Gifted Amount” means Cash in the amount of $350,000 to be transferred by the Purchaser to the Liquidating Trust as provided in Sections 4.02 and 4.07(d) of the Plan, but which would otherwise be distributed to Union on account of the Allowed Union Secured Claim.

(58)         “Gifted Fund” means the account set up to receive the Gifted Amount.

(59)         “Governance Documents” means any certificate of formation, bylaws, limited liability company agreements (or any other formation and organizational documents) of the Debtors in effect as of the Petition Date.

(60)         “Holder” means the beneficial holder of any Claim or Interest.

(61)         “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Bankruptcy Code section 1124.

(62)         “Interests” or “Interest” means the interest of any holder of equity securities in any of the Debtors represented by any issued and outstanding common stock, preferred interests or other instrument evidencing a present ownership interest in any of the Debtors prior to the Effective Date (including prior to the Petition Date), whether or not transferable, any restricted stock units, calls, rights, puts, awards, commitments, repurchase rights, unvested or unexercised options, warrants, unvested common interests, unvested preferred interests or any other agreements of any character related to the common or preferred interests of any of the Debtors, obligating any of the Debtors to issue, transfer, purchase, redeem, or sell any equity interests or other equity securities, any rights under any equity incentive plans, voting agreements and registration rights agreements regarding equity securities of any of the Debtors, any claims arising from the rescission of a purchase, sale or other acquisition of any outstanding common interests or preferred interests or other equity securities (or any right, claim, or interest in and to any common interests, preferred interests or other equity securities) of any of the Debtors, any claims for the payment of any distributions with respect to any common or preferred interests of any of the Debtors, and any claims for damages or any other relief arising from the purchase, sale, or other acquisition of any of the Debtors’ outstanding common interests, preferred interests or other equity securities, however evidenced but specifically excluding “Equity Interests” sold to the Purchaser pursuant to the Purchase and Sale Agreement.

(63)         “Lenders” mean the lenders under the Credit Agreement.

(64)         “Lien” means a charge against or interest in property to secure payment of a debt or performance of an obligation.

(65)         “Liquidating Trust” shall mean the entity created pursuant to Section 4.07 of the Plan.

(66)         “Liquidating Trust Agreement” means the Liquidating Trust Agreement approved and entered into in accordance with the Plan pursuant to which the Liquidating Trust will be established and administered.

(67)         “Liquidating Trustee” shall mean [Robert E. Ogle] or any other Person subsequently appointed in accordance with the Plan and the Liquidating Trust Agreement to oversee and administer the Liquidating Trust.

(68)         “Miller Oil” means the Debtor in Case No.              , pending in the United States Bankruptcy Court.

(69)         “Miller” means the Debtor in Case No.               , pending in the United States Bankruptcy Court.

(70)         “Net Proceeds” means all proceeds received from the sale, disposition, collection or other monetization of any Other Asset, less reasonable and customary out-of-pocket expenses incurred by the Liquidating Trustee in connection with such sale, disposition, collection or other monetization.

(71)         “New Edge Stock” means 100% of the new equity interests in Reorganized Edge.

(72)         “Other Assets” has the meaning set forth in Section 4.01 of the Plan.

(73)         “Other Secured Claim” means any Secured Claim against any Debtor other than the Union Secured Claim.

(74)         “Person” means an individual, corporation, general or limited partnership, limited liability company, trust, liquidating trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

(75)         “Petition Date” means the date or dates on which each of the respective Debtors Filed their voluntary petitions for relief under chapter 11 of the Bankruptcy Code.

(76)         “PGP” means PGP Gas Supply Pool No. 3 LLC.

(77)         “Plan Distribution” means the payment or distribution under the Plan of Cash, assets, securities or instruments evidencing an obligation under the Plan or other property of any nature to any Holder of an Allowed Claim.

(78)         “Plan Supplement Filing Date” means the date the Debtors File the Plan Supplement, which date shall not be later than ten (10) days prior to the Voting Deadline (except as may be otherwise agreed to by the Debtors, Union, and the Committee, if any).

(79)         “Plan Supplement” means any supplement to the Plan, and the compilation of documents and forms of documents and Exhibits to the Plan, as amended, modified or supplemented from time to time, to be Filed by the Debtors as permitted herein on or before the Plan Supplement Filing Date.

(80)         “Plan Support Agreement” means the Plan Support and Lock-Up Agreement Relating to Edge Petroleum Corporation entered into between the Debtors, Union and the other Supporting Lenders (as defined therein) dated as of September [              ], 2009.

(81)         “Plan” means this Joint Plan of Reorganization, including any Exhibits and all supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended, modified or supplemented from time to time as permitted herein and in accordance with the provisions of the Bankruptcy Code and the terms hereof.

(82)         “Potential Bidder” means any Person who wishes to participate in the bidding process.

(83)         “Prepaid JOA Funds” means Cash paid to any Debtor (in their capacity as operator with respect to operated properties) as prepayments for non-operators share of items under operating agreements for which payment has not been made by any Debtor as of the Closing.

(84)         “Priority Non-Tax Claims” means any Claim other than an Administrative Claim or a Priority Tax Claim, entitled to priority in payment as specified in Bankruptcy Code section 507(a).

(85)         “Priority Tax Claim” means a Claim that is entitled to priority pursuant to Bankruptcy Code section 507(a)(8).

(86)         “Pro Rata” means that proportion that a Claim or Interest in a particular Class bears to the aggregate amount of all Claims or Interests in such Class except in cases where Pro Rata is used in reference to multiple Classes in which case, Pro Rata means the proportion that a Claim or Interest in a particular Class bears to the aggregate amount of all Claims in such multiple Classes.

(87)         “Professional” means any professional (a) employed in the Chapter 11 Cases pursuant to Bankruptcy Code sections 327, 328 or 1103 and to be compensated for services rendered pursuant to Bankruptcy Code sections 327, 328, 329, 330 or 331, or (b) seeking compensation and reimbursement pursuant to Bankruptcy Code section 503(b)(4).

(88)         “Professional Fee Claim” means a Claim of a Professional for compensation or reimbursement of expenses relating to services after the Petition Date through the Effective Date.

(89)         “Proof of Claim (or Interest)” means the proof of claim (or interest) that must be Filed by a Holder of a Claim (or Interest) by the date(s), if any, designated by the Bankruptcy Court as the last date(s) for Filing proofs of claim against or interests in the Debtors.

(90)         “Purchase and Sale Agreement” means the agreement for the purchase and sale of the Acquired Assets between some or all of the Debtors and the Purchaser, which agreement, if the Stalking Horse Bidder is the Purchaser, will be the Purchase and Sale Agreement, as may be amended pursuant to the terms thereof, entered into between the Debtors and PGP dated September       , 2009.

(91)         “Purchaser” means the Person or group that is the successful bidder under the Bidding Procedures and that purchases the Equity Interests or the Acquired Assets pursuant to the Sale Order or the Confirmation Order.

(92)         “Qualified Bidder” means a Potential Bidder who has met the prerequisites to become a qualified bidder set forth in the Bidding Procedures.

(93)         “Related Persons” means, with respect to any Person, such Person’s predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present and former Affiliates and each of their respective current and former members, partners, equity-

holders, officers, directors, employees, managers, shareholders, partners, financial advisors, attorneys, accountants, investment bankers, consultants, agents and professionals, each acting in such capacity, and any Person claiming by or through any of them (including their respective officers, directors, managers, shareholders, partners, employees, members and professionals).

(94)         “Released Parties” means, collectively, each of the Debtors, Reorganized Edge, the Reorganized Subsidiaries, the Committee (if any), Union, the Lenders, the Purchaser and each of their respective Related Persons.

(95)         “Reorganized Edge” means Edge subsequent to Consummation.

(96)         “Reorganized Subsidiaries” means each of the Subsidiaries whose Equity Interests are sold to the Purchaser, subsequent to Consummation.

(97)         “Retained Funds” means any Prepaid JOA Funds or Suspense Funds which at Closing are required pursuant to the Purchase and Sale Agreement either to be (i) in a Debtor whose Equity Interests are sold to the Purchaser or (ii) delivered by Edge to the Purchaser.

(98)         “Sale Order” means that certain Order Approving Debtors’ Motion for Entry of an Order After the Sale Hearing (I) Authorizing the Debtors to Sell Their Property, (II) Authorizing the Debtors to Assume and Assign Certain Executory Contracts and Unexpired Leases and (III) Granting Related Relief, entered by the Bankruptcy Court, which may be the same as the Confirmation Order.

(99)         “Schedules” means the schedules of assets and liabilities and statements of financial affairs Filed by the Debtors pursuant to Bankruptcy Code section 521 and Bankruptcy Rule 1007(b), as such schedules or statements may be amended or supplemented from time to time as permitted hereunder in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

(100)       “Secured” means, when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to Bankruptcy Code section 553, to the extent of the value of the Creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a); or (b) Allowed pursuant to the Plan as a Secured Claim.

(101)       “Seller Retained Funds” shall have the meaning set forth in the Purchase and Sale Agreement.

(102)       “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as now in effect or hereafter amended.

(103)       “Stalking Horse Bidder” has the meaning set forth in the Bidding Procedures.

(104)       “Subordinated Equity Securities Claim” means a Claim, if any, subject to subordination under Section 510(b) of the Bankruptcy Code, including without limitation, any Claim that arises from the rescission of a purchase or sale of an equity interest, or for damages arising from the purchase or sale of such a security, or for reimbursement, indemnification, or contribution allowed under Bankruptcy Code section 502 on account of such Claim.

(105)       “Subsidiary” means a Debtor other than Edge.

(106)       “Supporting Lenders” has the meaning set forth in the Plan Support Agreement.

(107)       “Suspense Funds” means any Cash received by Edge (in its capacity as operator with respect to operated properties) in “suspense” and held by Edge at Closing.

(108)       “Transfer” shall mean the sale of the Equity Interests or the Acquired Assets to the Purchaser pursuant to the Sale Order or the Confirmation Order.

(109)       “Unclaimed Property” has the meaning set forth in Section 5.03 of the Plan.

(110)       “Unimpaired” means a Claim or Interest that is not Impaired.

(111)       “Union” shall mean Union Bank, N.A. (formerly known as Union Bank of California, N.A.), as administrative agent and issuing lender under the Credit Agreement.

(112)       “Union Secured Claim” shall mean all Claims arising under the Credit Agreement.

(113)       “Unsold Assets” has the meaning set forth in Section 4.07 of the Plan.

(114)       “Voting Deadline” means the date by which a Creditor or Interest Holder must deliver a Ballot to accept or reject the Plan as set forth in the order of the Bankruptcy Court approving the instructions and procedures relating to the solicitation of votes with respect to the Plan.

Section 1.03         Rules of Interpretation

For purposes of the Plan, (i) except as provided in Article IX, any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (ii) except as provided in Article IX, any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit as it may have been or may be amended, modified, or supplemented as permitted herein; (iii) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan; (iv) the words “herein,” “hereto,” and “hereof” refer to the Plan in its entirety rather than to a particular portion of the Plan; (v) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (vi) the rules of construction set forth in Bankruptcy Code section 102 and in the Bankruptcy Rules shall apply.

Section 1.04         Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

Section 1.05         Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to legal currency of the United States of America, unless otherwise expressly provided.

Section 1.06         Exhibits and Plan Supplement

All Exhibits, as well as the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits and Plan Supplement shall be timely Filed with the Clerk of the Bankruptcy Court on or before the Plan Supplement Filing Date.  Holders of Claims and Interests may obtain a copy of the Filed Exhibits and Plan Supplement upon written request to the Debtors.  Upon their Filing, the Exhibits and Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or at the Bankruptcy Court’s website at http://www.txs.uscourts.gov, or at the Claims Agent’s website at www.kccllc.net/EdgePetroleum.  The documents contained in the Exhibits and Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.  The Debtors explicitly reserve the right to modify or make additions to or subtractions from any Exhibit to the Plan or the Plan Supplement and to amend, modify or supplement any Exhibit to the Plan prior to the Confirmation Date.

Section 1.07         Deemed Acts

Whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of the Plan and the Confirmation Order.

ARTICLE II

UNCLASSIFIED CLAIMS

(NOT ENTITLED TO VOTE ON THE PLAN)

In accordance with Bankruptcy Code section 1123(a)(l), Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III hereof.  These unclassified Claims are treated as follows:

Section 2.01         Administrative Claims

Except as otherwise provided for in the Plan, and subject to the requirements of Section 12.01 of the Plan, each Holder of an Allowed Administrative Claim shall, in full satisfaction, release, settlement, and discharge of such Allowed Administrative Claim: (a) to the extent such claim is due and owing on the Effective Date, be paid in full, in Cash, on the Distribution Date; (b) to the extent such claim is not due and owing on the Effective Date, be paid in full, in Cash, (i) in accordance with the terms of any agreement among the Liquidating Trustee and Union and such Holder, or when such claim becomes due and payable under applicable non-bankruptcy law or (ii) in the ordinary course of business; or (c) receive such other treatment as to which such Holder may agree with the Liquidating Trustee and Union.  Cash payments of Allowed Administrative Claims shall be paid from the Administrative and Priority Claims Reserve, or if the Administrative and Priority Claims Reserve is insufficient to pay all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, any shortage shall be paid from the Gifted Fund or from the proceeds of the resolution of Avoidance Actions.  For the avoidance of doubt, no treatment of such claims shall violate the Purchase and Sale Agreement.

Section 2.02         Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim shall, in full satisfaction, release, and discharge thereof, receive (i) such treatment as to which such Holder may agree with the Liquidating Trustee and Union or (ii) at the sole option of the Liquidating Trustee, (a) payment in full of such Allowed Priority Tax Claim on the Distribution Date; or (b) treatment in accordance with Bankruptcy Code sections 1129(a)(9)(C) or 1129(a)(9)(D), as the case may be, with the Liquidating Trustee’s selection of (a) or (b) being subject to the prior written approval of Union.  Cash payments of Allowed Priority Tax Claims shall be paid from the Administrative and Priority Claims Reserve, or if the Administrative and Priority Claims Reserve is insufficient to pay all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, any shortage shall be paid from the Gifted Fund or from the proceeds of the resolution of Avoidance Actions.

ARTICLE III

CLASSIFICATION AND TREATMENT

OF CLAIMS AND INTERESTS

Section 3.01         Introduction

The categories of Claims and Interests set forth below classify Claims and Interests for all purposes, including for purposes of voting, confirmation, and distribution pursuant to this Plan and Bankruptcy Code sections 1122 and 1123(a)(l). A Claim or Interest shall be deemed classified in a particular Class only to the extent that it qualifies within the description of such Class, and shall be deemed classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes.  Notwithstanding anything to the contrary in this Plan, a Claim or Interest shall be deemed classified in a Class only to the extent that such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.

All Claims (except for Administrative Claims and Priority Tax Claims, which are not classified pursuant to Bankruptcy Code section 1123(a)(l)) are classified in sections 3.03 through 3.08 below.

Section 3.02         Voting; Presumptions

(a)          Acceptance by Impaired Classes

Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan shall be entitled to vote to accept or reject the Plan.  An Impaired Class of Claims shall have accepted the Plan if (i) the Holders (other than any Holder designated under Bankruptcy Code section 1126(e)) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the Holders (other than any Holder designated under Bankruptcy Code section 1126(e)) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.  An Impaired Class of Interests shall have accepted the Plan if the Holders (other than any Holder designated under Bankruptcy Code section 1126(e)) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

(b)          Voting Presumptions

Claims and Interests in Unimpaired Classes are conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f) and, therefore, are not entitled to vote to accept or reject the Plan.  Claims and Interests in Classes that do not entitle the Holders thereof to receive or retain any property under the Plan are conclusively deemed to have rejected the Plan pursuant to Bankruptcy Code section 1126(g) and, therefore, are not entitled to vote to accept or reject the Plan.

Section 3.03         Edge

(a)          Class A1:  Priority Non-Tax Claims

Classification:  Class A1 consists of the Allowed Priority Non-Tax Claims against Edge.

Treatment:  Except to the extent that a Holder of an Allowed Claim in Class A1 has agreed in writing with the Debtors (or the Liquidating Trustee) and Union to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class A1 shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Liquidating Trustee, (i) Cash equal to the amount of such Allowed Claim in Class A1 in accordance with Bankruptcy Code section 1129(a)(9), on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim in Class A1 becomes an Allowed Claim in Class A1 (or as soon as reasonably practicable thereafter), or (ii) such other treatment agreed to by the Liquidating Trustee and Union required to render such Allowed Claim in Class A1 Unimpaired pursuant to Bankruptcy Code section 1124.  Cash payments of Allowed Claims in Class A1 shall be paid from the Administrative and Priority Claims Reserve, or if the Administrative and Priority Claims Reserve is insufficient to pay all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, any shortage shall be paid from the Gifted Fund or from the proceeds of the resolution of Avoidance Actions.  For the avoidance of doubt, no treatment of such claims shall violate the Purchase and Sale Agreement.

Voting:  Claims in Class A1 are Unimpaired.  Each Holder of an Allowed Claim in Class A1 shall be conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f), and, therefore, shall not be entitled to vote to accept or reject the Plan.

(b)          Class A2:  Union Secured Claim

Classification:  Class A2 consists of the Union Secured Claim against Edge.

Allowance:  The Union Secured Claim against Edge is hereby Allowed as a Secured Claim in Class A2 in the amount of $227,570,445.21.

Treatment:  In full and complete settlement, release and discharge of and in exchange for such Allowed Class A2 Claim:  (i) on the Effective Date and as part of the Closing, Union shall receive from the Purchaser the proceeds of the Transfer, except for the Seller Retained Funds and any portion of such proceeds transferred by the Purchaser to the Liquidating Trust for a shortfall as described in Section 4.01 of the Plan or for the Gifted Amount as described in Section 4.02 of the Plan; (ii) on the Effective Date contemporaneously with the payment from the Purchaser in clause (i), Union shall receive from Edge all of Edge’s Cash and cash equivalents that are not transferred to the Liquidating Trust as provided in Section 4.01 of the Plan or that do not constitute Retained Funds; (iii) as soon as reasonably practicable after the Effective Date, Union shall receive from the Liquidating Trust promptly after the sale, collection or other monetization of all or each portion of the Other Assets conveyed to the Liquidating Trust the Net Proceeds of such sale, collection or other monetization; (iv) as soon as reasonably practicable after the payment of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, Union shall receive from the Liquidating Trust any amount of the Administrative and Priority Claims Reserve that was not used to pay such Allowed Claims; and (v) as soon as reasonably practicable after any payments required to be made to Purchaser from the Seller Retained Funds, Union shall receive the balance of the Seller Retained Funds.  To the extent that the amounts received as provided herein are less than the amount of the Union Secured Claim, Union waives the deficiency, and shall not become a Holder of a Class A4 General Unsecured Claim against Edge with respect to such deficiency.

Voting:  Claims in Class A2 are Impaired.  Each Holder of an Allowed Claim in Class A2 shall be entitled to vote to accept or reject the Plan.

(c)           Class A3:  Other Secured Claims

Classification:  Class A3 consists of all Other Secured Claims against Edge.

Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Effective Date or (ii) the date on which such Class A3 Claim becomes an Allowed Class A3 Claim, each Holder of an Allowed Class A3 Claim, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Class A3 Claim, at the election of the Liquidating Trustee with the prior written consent of Union, (a) such treatment in accordance with Bankruptcy Code section 1124 as may be determined by the Bankruptcy Court; (b) payment in full, in Cash, of such Allowed Class A3 Claim; (c) satisfaction of any such Allowed Class A3 Claim by delivering the Collateral securing any such Claim (if such Collateral is an Other Asset) and paying any interest required to be paid under Bankruptcy Code section 506(b); or (d) providing such Holder with such treatment in accordance with Bankruptcy Code section 1129(b) as may be determined by the Bankruptcy Court.  Cash payments of Allowed Claims in Class A3 shall be paid from the Administrative and Priority Claims Reserve, or if the Administrative and Priority Claims Reserve is insufficient to pay all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, any shortage shall be paid from the Gifted Fund or the proceeds from the resolution of Avoidance Actions.  For the avoidance of doubt, no treatment of such claims shall violate the Purchase and Sale Agreement.

Voting:  Class A3 Claims are Unimpaired.  Each Holder of an Allowed Claim in Class A3 shall be conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f), and, therefore, shall not be entitled to vote to accept or reject the Plan.

(d)          Class A4:  General Unsecured Claims

Classification:  Class A4 consists of all General Unsecured Claims against Edge.

Treatment:  Each Holder of an Allowed Class A4 Claim shall receive from the Liquidating Trust on or as soon as reasonably practicable after the Effective Date, their Pro Rata share of the sum of (i) the Gifted Amount plus the aggregate Cash proceeds from the resolution of Avoidance Actions, less (ii) any amounts of the Gifted Fund or the proceeds from the resolution of Avoidance Actions used to pay Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims or Allowed Other Secured Claims as provided in the Plan.

Voting:  Class A4 Claims are Impaired.  Each Holder of an Allowed Claim in Class A4 shall be entitled to vote to accept or reject the Plan.

(e)           Class A5:  Interests

Classification:  Class A5 shall consist of the Interests in Edge.(2)

Treatment:  On the Effective Date, all of the Class A5 Interests outstanding as of the Effective Date shall be extinguished, cancelled and discharged as of the Effective Date.  Pursuant to Bankruptcy Code section 1129(b)(2)(C), Holders of Class A5 Interests shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Class A5 Interest.

Voting:  Class A5 Interests are Impaired.  The Holders of Allowed Interests in Class A5 are deemed to have rejected the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

Section 3.04         EPEC

(a)          Class B1:  Priority Non-Tax Claims

Classification:  Class B1 consists of the Allowed Priority Non-Tax Claims against EPEC.

Treatment:  Except to the extent that a Holder of an Allowed Claim in Class B1 has agreed in writing with the Debtors (or the Liquidating Trustee) and Union to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class B1 shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Liquidating Trustee, (i) Cash equal to the amount of such Allowed Claim in Class B1 in accordance with Bankruptcy Code section 1129(a)(9), on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the

(2) The Debtors reserve the right, if and as they deem appropriate, to classify any potential Subordinated Equity Securities Claim either as an Equity Interest in Edge or as a separate class for such Subordinated Equity Securities Claim. If such Subordinated Equity Securities Claims are so classified as a separate class, (i) on the Effective Date, all of such Subordinated Equity Securities Claims outstanding as of the Effective Date shall be extinguished, cancelled and discharged as of the Effective Date; (ii) pursuant to Bankruptcy Code section 1129(b)(2)(C), Holders of such Subordinated Equity Securities Claims shall not be entitled to, nor shall they receive, any distribution or retain any property on account of such Claims; (iii) such Claims will be Impaired, and the Holders of Allowed Subordinated Equity Securities Claims will be deemed to have rejected the Plan and, accordingly, will not be entitled to vote to accept or reject the Plan.

date such Claim in Class B1 becomes an Allowed Claim in Class B1 (or as soon as reasonably practicable thereafter), or (ii) such other treatment agreed to by the Liquidating Trustee and Union required to render such Allowed Claim in Class B1 Unimpaired pursuant to Bankruptcy Code section 1124.  Cash payments of Allowed Claims in Class B1 shall be paid from the Administrative and Priority Claims Reserve, or if the Administrative and Priority Claims Reserve is insufficient to pay all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, any shortage shall be paid from the Gifted Fund or from the proceeds of the resolution of Avoidance Actions.  For the avoidance of doubt, no treatment of such claims shall violate the Purchase and Sale Agreement.

Voting:  Claims in Class B1 are Unimpaired.  Each Holder of an Allowed Claim in Class B1 shall be conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f), and, therefore, shall not be entitled to vote to accept or reject the Plan.

(b)          Class B2:  Union Secured Claim

Classification:  Class B2 consists of the Union Secured Claim against EPEC.

Allowance:  The Union Secured Claim against EPEC is hereby Allowed as a Secured Claim in Class B2 in the amount of $227,570,445.21.

Treatment:  In full and complete settlement, release and discharge of and in exchange for such Allowed Class B2 Claim:  (i) on the Effective Date and as part of the Closing, Union shall receive from the Purchaser the proceeds of the Transfer, except for the Seller Retained Funds and any portion of such proceeds transferred by the Purchaser to the Liquidating Trust for a shortfall as described in Section 4.01 of the Plan or for the Gifted Amount as described in Section 4.02 of the Plan; (ii) on the Effective Date contemporaneously with the payment from the Purchaser in clause (i), Union shall receive from EPEC all of EPEC’s Cash and cash equivalents that are not transferred to the Liquidating Trust as provided in Section 4.01 of the Plan or that do not constitute Retained Funds; (iii) as soon as reasonably practicable after the Effective Date, Union shall receive from the Liquidating Trust promptly after the sale, collection or other monetization of all or each portion of the Other Assets conveyed to the Liquidating Trust the Net Proceeds of such sale, collection or other monetization; (iv) as soon as reasonably practicable after the payment of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, Union shall receive from the Liquidating Trust any amount of the Administrative and Priority Claims Reserve that was not used to pay such Allowed Claims; and (v) as soon as reasonably practicable after any payments required to be made to Purchaser from the Seller Retained Funds, Union shall receive the balance of the Seller Retained Funds.  To the extent that the amounts received as provided herein are less than the amount of the Union Secured Claim, Union waives the deficiency, and shall not become a Holder of a Class B4 General Unsecured Claim against EPEC with respect to such deficiency.

Voting:  Claims in Class B2 are Impaired.  Each Holder of an Allowed Claim in Class B2 shall be entitled to vote to accept or reject the Plan.

(c)           Class B3:  Other Secured Claims

Classification:  Class B3 consists of all Other Secured Claims against EPEC.

Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Effective Date or (ii) the date on which such Class B3 Claim becomes an Allowed Class B3 Claim, each Holder of an Allowed Class B3 Claim, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Class B3 Claim, at the election of the Liquidating Trustee with the prior written consent of Union, (a) such treatment in accordance with Bankruptcy Code section 1124 as may be determined by the Bankruptcy Court; (b) payment in full, in Cash, of such Allowed Class B3 Claim; (c) satisfaction of any such Allowed Class B3 Claim by delivering the Collateral securing any such Claim (if such Collateral is an Other Asset) and paying any interest required to be paid under Bankruptcy Code section 506(b); or (d) providing such Holder with such treatment in accordance with Bankruptcy Code section 1129(b) as may be determined by the Bankruptcy Court.  Cash payments of Allowed Claims in Class B3 shall be paid from the Administrative and Priority Claims Reserve, or if the Administrative and Priority Claims Reserve is insufficient to pay all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, any shortage shall be paid from the Gifted Fund or the proceeds from the resolution of Avoidance Actions.  For the avoidance of doubt, no treatment of such claims shall violate the Purchase and Sale Agreement.

Voting:  Class B3 Claims are Unimpaired.  Each Holder of an Allowed Claim in Class B3 shall be conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f), and, therefore, shall not be entitled to vote to accept or reject the Plan.

(d)                               Class B4:  General Unsecured Claims

Classification:  Class B4 consists of all General Unsecured Claims against EPEC.

Treatment:  Each Holder of an Allowed Class B4 Claim shall receive from the Liquidating Trust on or as soon as reasonably practicable after the Effective Date, their Pro Rata share of the sum of (i) the Gifted Amount plus the aggregate Cash proceeds from the resolution of Avoidance Actions, less (ii) any amounts of the Gifted Fund or the proceeds from the resolution of Avoidance Actions used to pay Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims or Allowed Other Secured Claims as provided in the Plan.

Voting:  Class B4 Claims are Impaired.  Each Holder of an Allowed Claim in Class B4 shall be entitled to vote to accept or reject the Plan.

(e)                                Class B5:  Interests

Classification:  Class B5 shall consist of the Interests in EPEC.

Treatment:  On the Effective Date, all of the Class B5 Interests outstanding as of the Effective Date shall be extinguished, cancelled and discharged as of the Effective Date.  Pursuant to Bankruptcy Code section 1129(b)(2)(C), Holders of Class B5 Interests shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Class B5 Interest.

Voting:  Class B5 Interests are Impaired.  The Holders of Allowed Interests in Class B5 are deemed to have rejected the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

Section 3.05         Miller

(a)                               Class C1:  Priority Non-Tax Claims

Classification:  Class C1 consists of the Allowed Priority Non-Tax Claims against Miller.

Treatment:  Except to the extent that a Holder of an Allowed Claim in Class C1 has agreed in writing with the Debtors (or the Liquidating Trustee) and Union to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class C1 shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Liquidating Trustee, (i) Cash equal to the amount of such Allowed Claim in Class C1 in accordance with Bankruptcy Code section 1129(a)(9), on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim in Class C1 becomes an Allowed Claim in Class C1 (or as soon as reasonably practicable thereafter), or (ii) such other treatment agreed to by the Liquidating Trustee and Union required to render such Allowed Claim in Class C1 Unimpaired pursuant to Bankruptcy Code section 1124.  Cash payments of Allowed Claims in Class C1 shall be paid from the Administrative and Priority Claims Reserve, or if the Administrative and Priority Claims Reserve is insufficient to pay all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, any shortage shall be paid from the Gifted Fund or from the proceeds of the resolution of Avoidance Actions.  For the avoidance of doubt, no treatment of such claims shall violate the Purchase and Sale Agreement.

Voting:  Claims in Class C1 are Unimpaired.  Each Holder of an Allowed Claim in Class C1 shall be conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f), and, therefore, shall not be entitled to vote to accept or reject the Plan.

(b)                               Class C2:  Union Secured Claim

Classification:  Class C2 consists of the Union Secured Claim against Miller.

Allowance:  The Union Secured Claim against Miller is hereby Allowed as a Secured Claim in Class C2 in the amount of $227,570,445.21.

Treatment:  In full and complete settlement, release and discharge of and in exchange for such Allowed Class C2 Claim:  (i) on the Effective Date and as part of the Closing, Union shall receive from the Purchaser the proceeds of the Transfer, except for the Seller Retained Funds and any portion of such proceeds transferred by the Purchaser to the Liquidating Trust for a shortfall as described in Section 4.01 of the Plan or for the Gifted Amount as described in Section 4.02 of the Plan; (ii) on the Effective Date contemporaneously with the payment from the Purchaser in clause (i), Union shall receive from Miller all of Miller’s Cash and cash equivalents that are not transferred to the Liquidating Trust as provided in Section 4.01 of the Plan or that do not constitute Retained Funds; (iii) as soon as reasonably practicable after the Effective Date, Union shall receive from the Liquidating Trust promptly after the sale, collection or other monetization of all or each portion of the Other Assets conveyed to the Liquidating Trust the Net Proceeds of such sale, collection or other monetization; (iv) as soon as reasonably practicable after the payment of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, Union shall receive from the Liquidating Trust any amount of the Administrative and Priority Claims Reserve that was not used to pay such Allowed Claims; and (v) as soon as reasonably practicable after any payments required to be made to Purchaser from the Seller Retained Funds, Union shall receive the balance of the Seller Retained Funds.  To the extent that the amounts received as provided herein are less than the amount of the Union Secured Claim, Union waives the deficiency, and shall not become a Holder of a Class C4 General Unsecured Claim against Miller with respect to such deficiency.

Voting:  Claims in Class C2 are Impaired.  Each Holder of an Allowed Claim in Class C2 shall be entitled to vote to accept or reject the Plan.

(c)                                Class C3:  Other Secured Claims

Classification:  Class C3 consists of all Other Secured Claims against Miller.

Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Effective Date or (ii) the date on which such Class C3 Claim becomes an Allowed Class C3 Claim, each Holder of an Allowed Class C3 Claim, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Class C3 Claim, at the election of the Liquidating Trustee with the prior written consent of Union, (a) such treatment in accordance with Bankruptcy Code section 1124 as may be determined by the Bankruptcy Court; (b) payment in full, in Cash, of such Allowed Class C3 Claim; (c) satisfaction of any such Allowed Class C3 Claim by delivering the Collateral securing any such Claim (if such Collateral is an Other Asset) and paying any interest required to be paid under Bankruptcy Code section 506(b); or (d) providing such Holder with such treatment in accordance with Bankruptcy Code section 1129(b) as may be determined by the Bankruptcy Court.  Cash payments of Allowed Claims in Class C3 shall be paid from the Administrative and Priority Claims Reserve, or if the Administrative and Priority Claims Reserve is insufficient to pay all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, any shortage shall be paid from the Gifted Fund or the proceeds from the resolution of Avoidance Actions.  For the avoidance of doubt, no treatment of such claims shall violate the Purchase and Sale Agreement.

Voting:  Class C3 Claims are Unimpaired.  Each Holder of an Allowed Claim in Class C3 shall be conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f), and, therefore, shall not be entitled to vote to accept or reject the Plan.

(d)                               Class C4:  General Unsecured Claims

Classification:  Class C4 consists of all General Unsecured Claims against Miller.

Treatment:  Each Holder of an Allowed Class C4 Claim shall receive from the Liquidating Trust on or as soon as reasonably practicable after the Effective Date, their Pro Rata share of the sum of (i) the Gifted Amount plus the aggregate Cash proceeds from the resolution of Avoidance Actions, less (ii) any amounts of the Gifted Fund or the proceeds from the resolution of Avoidance Actions used to pay Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims or Allowed Other Secured Claims as provided in the Plan.

Voting:  Class C4 Claims are Impaired.  Each Holder of an Allowed Claim in Class C4 shall be entitled to vote to accept or reject the Plan.

(e)                                Class C5:  Interests

Classification:  Class C5 shall consist of the Interests in Miller.

Treatment:  On the Effective Date, all of the Class C5 Interests outstanding as of the Effective Date shall be extinguished, cancelled and discharged as of the Effective Date.  Pursuant to Bankruptcy Code section 1129(b)(2)(C), Holders of Class C5 Interests shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Class C5 Interest.

Voting:  Class C5 Interests are Impaired.  The Holders of Allowed Interests in Class C5 are deemed to have rejected the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

Section 3.06         EPOC

(a)                               Class D1:  Priority Non-Tax Claims

Classification:  Class D1 consists of the Allowed Priority Non-Tax Claims against EPOC.

Treatment:  Except to the extent that a Holder of an Allowed Claim in Class D1 has agreed in writing with the Debtors (or the Liquidating Trustee) and Union to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class D1 shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Liquidating Trustee, (i) Cash equal to the amount of such Allowed Claim in Class D1 in accordance with Bankruptcy Code section 1129(a)(9), on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim in Class D1 becomes an Allowed Claim in Class D1 (or as soon as reasonably practicable thereafter), or (ii) such other treatment agreed to by the Liquidating Trustee and Union required to render such Allowed Claim in Class D1 Unimpaired pursuant to Bankruptcy Code section 1124.  Cash payments of Allowed Claims in Class D1 shall be paid from the Administrative and Priority Claims Reserve, or if the Administrative and Priority Claims Reserve is insufficient to pay all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, any shortage shall be paid from the Gifted Fund or from the proceeds of the resolution of Avoidance Actions.  For the avoidance of doubt, no treatment of such claims shall violate the Purchase and Sale Agreement.

Voting:  Claims in Class D1 are Unimpaired.  Each Holder of an Allowed Claim in Class D1 shall be conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f), and, therefore, shall not be entitled to vote to accept or reject the Plan.

(b)                               Class D2:  Union Secured Claim

Classification:  Class D2 consists of the Union Secured Claim against EPOC.

Allowance:  The Union Secured Claim against EPOC is hereby Allowed as a Secured Claim in Class D2 in the amount of $227,570,445.21.

Treatment:  In full and complete settlement, release and discharge of and in exchange for such Allowed Class D2 Claim:  (i) on the Effective Date and as part of the Closing, Union shall receive from the Purchaser the proceeds of the Transfer, except for the Seller Retained Funds and any portion of such proceeds transferred by the Purchaser to the Liquidating Trust for a shortfall as described in Section 4.01 of the Plan or for the Gifted Amount as described in Section 4.02 of the Plan; (ii) on the Effective Date contemporaneously with the payment from the Purchaser in clause (i), Union shall receive from EPOC all of EPOC’s Cash and cash equivalents that are not transferred to the Liquidating Trust as provided in Section 4.01 of the Plan or that do not constitute Retained Funds; (iii) as soon as reasonably practicable after the Effective Date, Union shall receive from the Liquidating Trust promptly after the sale, collection or other monetization of all or each portion of the Other Assets conveyed to the Liquidating Trust the Net Proceeds of such sale, collection or other monetization; (iv) as soon as reasonably practicable after the payment of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, Union shall receive from the Liquidating Trust any amount of the Administrative and Priority Claims Reserve that was not used to pay such Allowed Claims; and (v) as soon as reasonably practicable after any payments required to be made to Purchaser from the Seller Retained Funds, Union shall receive the balance of the Seller Retained Funds.  To the extent that the amounts received as provided herein are less than the amount of the Union Secured Claim, Union waives the deficiency, and shall not become a Holder of a Class D4 General Unsecured Claim against EPOC with respect to such deficiency.

Voting:  Claims in Class D2 are Impaired.  Each Holder of an Allowed Claim in Class D2 shall be entitled to vote to accept or reject the Plan.

(c)                                Class D3:  Other Secured Claims

Classification:  Class D3 consists of all Other Secured Claims against EPOC.

Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Effective Date or (ii) the date on which such Class D3 Claim becomes an Allowed Class D3 Claim, each Holder of an Allowed Class D3 Claim, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Class D3 Claim, at the election of the Liquidating Trustee with the prior written consent of Union, (a) such treatment in accordance with Bankruptcy Code section 1124 as may be determined by the Bankruptcy Court; (b) payment in full, in Cash, of such Allowed Class D3 Claim; (c) satisfaction of any such Allowed Class D3 Claim by delivering the Collateral securing any such Claim (if such Collateral is an Other Asset) and paying any interest required to be paid under Bankruptcy Code section 506(b); or (d) providing such Holder with such treatment in accordance with Bankruptcy Code section 1129(b) as may be determined by the Bankruptcy Court.  Cash payments of Allowed Claims in Class D3 shall be paid from the Administrative and Priority Claims Reserve, or if the Administrative and Priority Claims Reserve is insufficient to pay all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, any shortage shall be paid from the Gifted Fund or the proceeds from the resolution of Avoidance Actions.  For the avoidance of doubt, no treatment of such claims shall violate the Purchase and Sale Agreement.

Voting:  Class D3 Claims are Unimpaired.  Each Holder of an Allowed Claim in Class D3 shall be conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f), and, therefore, shall not be entitled to vote to accept or reject the Plan.

(d)                               Class D4:  General Unsecured Claims

Classification:  Class D4 consists of all General Unsecured Claims against EPOC.

Treatment:  Each Holder of an Allowed Class D4 Claim shall receive from the Liquidating Trust on or as soon as reasonably practicable after the Effective Date, their Pro Rata share of the sum of (i) the Gifted Amount plus the aggregate Cash proceeds from the resolution of Avoidance Actions, less (ii) any amounts of the Gifted Fund or the proceeds from the resolution of Avoidance Actions used to pay Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims or Allowed Other Secured Claims as provided in the Plan.

Voting:  Class D4 Claims are Impaired.  Each Holder of an Allowed Claim in Class D4 shall be entitled to vote to accept or reject the Plan.

(e)                                Class D5:  Interests

Classification:  Class D5 shall consist of the Interests in EPOC.

Treatment:  On the Effective Date, all of the Class D5 Interests outstanding as of the Effective Date shall be extinguished, cancelled and discharged as of the Effective Date.  Pursuant to Bankruptcy Code section 1129(b)(2)(C), Holders of Class D5 Interests shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Class D5 Interest.

Voting:  Class D5 Interests are Impaired.  The Holders of Allowed Interests in Class D5 are deemed to have rejected the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

Section 3.07         EPPC

(a)                               Class E1:  Priority Non-Tax Claims

Classification:  Class E1 consists of the Allowed Priority Non-Tax Claims against EPPC.

Treatment:  Except to the extent that a Holder of an Allowed Claim in Class E1 has agreed in writing with the Debtors (or the Liquidating Trustee) and Union to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class E1 shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Liquidating Trustee, (i) Cash equal to the amount of such Allowed Claim in Class E1 in accordance with Bankruptcy Code section 1129(a)(9), on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim in Class E1 becomes an Allowed Claim in Class E1 (or as soon as reasonably practicable thereafter), or (ii) such other treatment agreed to by the Liquidating Trustee and Union required to render such Allowed Claim in Class E1 Unimpaired pursuant to Bankruptcy Code section 1124.  Cash payments of Allowed Claims in Class E1 shall be paid from the Administrative and Priority Claims Reserve, or if the Administrative and Priority Claims Reserve is insufficient to pay all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, any shortage shall be paid from the Gifted Fund or from the proceeds of the resolution of Avoidance Actions.  For the avoidance of doubt, no treatment of such claims shall violate the Purchase and Sale Agreement.

Voting:  Claims in Class E1 are Unimpaired.  Each Holder of an Allowed Claim in Class E1 shall be conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f), and, therefore, shall not be entitled to vote to accept or reject the Plan.

(b)                               Class E2:  Union Secured Claim

Classification:  Class E2 consists of the Union Secured Claim against EPPC.

Allowance:  The Union Secured Claim against EPPC is hereby Allowed as a Secured Claim in Class E2 in the amount of $227,570,445.21.

Treatment:  In full and complete settlement, release and discharge of and in exchange for such Allowed Class E2 Claim:  (i) on the Effective Date and as part of the Closing, Union shall receive from the Purchaser the proceeds of the Transfer, except for the Seller Retained Funds and any portion of such proceeds transferred by the Purchaser to the Liquidating Trust for a shortfall as described in Section 4.01 of the Plan or for the Gifted Amount as described in Section 4.02 of the Plan; (ii) on the Effective Date contemporaneously with the payment from the Purchaser in clause (i), Union shall receive from EPPC all of EPPC’s Cash and cash equivalents that are not transferred to the Liquidating Trust as provided in Section 4.01 of the Plan or that do not constitute Retained Funds; (iii) as soon as reasonably practicable after the Effective Date, Union shall receive from the Liquidating Trust promptly after the sale, collection or other monetization of all or each portion of the Other Assets conveyed to the Liquidating Trust the Net Proceeds of such sale, collection or other monetization; (iv) as soon as reasonably practicable after the payment of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, Union shall receive from the Liquidating Trust any amount of the Administrative and Priority Claims Reserve that was not used to pay such Allowed Claims; and (v) as soon as reasonably practicable after any payments required to be made to Purchaser from the Seller Retained Funds, Union shall receive the balance of the Seller Retained Funds.  To the extent that the amounts received as provided herein are less than the amount of the Union Secured Claim, Union waives the deficiency, and shall not become a Holder of a Class E4 General Unsecured Claim against EPPC with respect to such deficiency.

Voting:  Claims in Class E2 are Impaired.  Each Holder of an Allowed Claim in Class E2 shall be entitled to vote to accept or reject the Plan.

(c)                                Class E3:  Other Secured Claims

Classification:  Class E3 consists of all Other Secured Claims against EPPC.

Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Effective Date or (ii) the date on which such Class E3 Claim becomes an Allowed Class E3 Claim, each Holder of an Allowed Class E3 Claim, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Class E3 Claim, at the election of the Liquidating Trustee with the prior written consent of Union, (a) such treatment in accordance with Bankruptcy Code section 1124 as may be determined by the Bankruptcy Court; (b) payment in full, in Cash, of such Allowed Class E3 Claim; (c) satisfaction of any such Allowed Class E3 Claim by delivering the Collateral securing any such Claim (if such Collateral is an Other Asset) and paying any interest required to be paid under Bankruptcy Code section 506(b); or (d) providing such Holder with such treatment in accordance with Bankruptcy Code section 1129(b) as may be determined by the Bankruptcy Court.  Cash payments of Allowed Claims in Class E3 shall be paid from the Administrative and Priority Claims Reserve, or if the Administrative and Priority Claims Reserve is insufficient to pay all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, any shortage shall be paid from the Gifted Fund or the proceeds from the resolution of Avoidance Actions.  For the avoidance of doubt, no treatment of such claims shall violate the Purchase and Sale Agreement.

Voting:  Class E3 Claims are Unimpaired.  Each Holder of an Allowed Claim in Class E3 shall be conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f), and, therefore, shall not be entitled to vote to accept or reject the Plan.

(d)                               Class E4:  General Unsecured Claims

Classification:  Class E4 consists of all General Unsecured Claims against EPPC.

Treatment:  Each Holder of an Allowed Class E4 Claim shall receive from the Liquidating Trust on or as soon as reasonably practicable after the Effective Date, their Pro Rata share of the sum of (i) the Gifted Amount plus the aggregate Cash proceeds from the resolution of Avoidance Actions, less (ii) any amounts of the Gifted Fund or the proceeds from the resolution of Avoidance Actions used to pay Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims or Allowed Other Secured Claims as provided in the Plan.

Voting:  Class E4 Claims are Impaired.  Each Holder of an Allowed Claim in Class E4 shall be entitled to vote to accept or reject the Plan.

(e)                                Class E5:  Interests

Classification:  Class E5 shall consist of the Interests in EPPC.

Treatment:  On the Effective Date, all of the Class E5 Interests outstanding as of the Effective Date shall be extinguished, cancelled and discharged as of the Effective Date.  Pursuant to Bankruptcy Code section 1129(b)(2)(C), Holders of Class E5 Interests shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Class E5 Interest.

Voting:  Class E5 Interests are Impaired.  The Holders of Allowed Interests in Class E5 are deemed to have rejected the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

Section 3.08         Miller Oil

(a)                               Class F1:  Priority Non-Tax Claims

Classification:  Class F1 consists of the Allowed Priority Non-Tax Claims against Miller Oil.

Treatment:  Except to the extent that a Holder of an Allowed Claim in Class F1 has agreed in writing with the Debtors (or the Liquidating Trustee) and Union to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Class F1 shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Liquidating Trustee, (i) Cash equal to the amount of such Allowed Claim in Class F1 in accordance with Bankruptcy Code section 1129(a)(9), on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim in Class F1 becomes an Allowed Claim in Class F1 (or as soon as reasonably practicable thereafter), or (ii) such other treatment agreed to by the Liquidating Trustee and Union required to render such Allowed Claim in Class F1 Unimpaired pursuant to Bankruptcy Code section 1124.  Cash payments of Allowed Claims in Class F1 shall be paid from the Administrative and Priority Claims Reserve, or if the Administrative and Priority Claims Reserve is insufficient to pay all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, any shortage shall be paid from the Gifted Fund or from the proceeds of the resolution of Avoidance Actions.  For the avoidance of doubt, no treatment of such claims shall violate the Purchase and Sale Agreement.

Voting:  Claims in Class F1 are Unimpaired.  Each Holder of an Allowed Claim in Class F1 shall be conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f), and, therefore, shall not be entitled to vote to accept or reject the Plan.

(b)                               Class F2:  Union Secured Claim

Classification:  Class F2 consists of the Union Secured Claim against Miller Oil.

Allowance:  The Union Secured Claim against Miller Oil is hereby Allowed as a Secured Claim in Class F2 in the amount of $227,570,445.21.

Treatment:  In full and complete settlement, release and discharge of and in exchange for such Allowed Class F2 Claim:  (i) on the Effective Date and as part of the Closing, Union shall receive from the Purchaser the proceeds of the Transfer, except for the Seller Retained Funds and any portion of such proceeds transferred by the Purchaser to the Liquidating Trust for a shortfall as described in Section 4.01 of the Plan or for the Gifted Amount as described in Section 4.02 of the Plan; (ii) on the Effective Date contemporaneously with the payment from the Purchaser in clause (i), Union shall receive from Miller Oil all of Miller Oil’s Cash and cash equivalents that are not transferred to the Liquidating Trust as provided in Section 4.01 of the Plan or that do not constitute Retained Funds; (iii) as soon as reasonably practicable after the Effective Date, Union shall receive from the Liquidating Trust promptly after the sale, collection or other monetization of all or each portion of the Other Assets conveyed to the Liquidating Trust the Net Proceeds of such sale, collection or other monetization; (iv) as soon as reasonably practicable after the payment of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, Union shall receive from the Liquidating Trust any amount of the Administrative and Priority Claims Reserve that was not used to pay such Allowed Claims; and (v) as soon as reasonably practicable after any payments required to be made to Purchaser from the Seller Retained Funds, Union shall receive the balance of the Seller Retained Funds.  To the extent that the amounts received as provided herein are less than the amount of the Union Secured Claim, Union waives the deficiency, and shall not become a Holder of a Class F4 General Unsecured Claim against Miller Oil with respect to such deficiency.

Voting:  Claims in Class F2 are Impaired.  Each Holder of an Allowed Claim in Class F2 shall be entitled to vote to accept or reject the Plan.

(c)                                Class F3:  Other Secured Claims

Classification:  Class F3 consists of all Other Secured Claims against Miller Oil.

Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Effective Date or (ii) the date on which such Class F3 Claim becomes an Allowed Class F3 Claim, each Holder of an Allowed Class F3 Claim, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Class F3 Claim, at the election of the Liquidating Trustee with the prior written consent of Union, (a) such treatment in accordance with Bankruptcy Code section 1124 as may be determined by the Bankruptcy Court; (b) payment in full, in Cash, of such Allowed Class F3 Claim; (c) satisfaction of any such Allowed Class F3 Claim by delivering the Collateral securing any such Claim (if such Collateral is an Other Asset) and paying any interest required to be paid under Bankruptcy Code section 506(b); or (d) providing such Holder with such treatment in accordance with Bankruptcy Code section 1129(b) as may be determined by the Bankruptcy Court.  Cash payments of Allowed Claims in Class F3 shall be paid from the Administrative and Priority Claims Reserve, or if the Administrative and Priority Claims Reserve is insufficient to pay all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, any shortage shall be paid from the Gifted Fund or the proceeds from the resolution of Avoidance Actions.  For the avoidance of doubt, no treatment of such claims shall violate the Purchase and Sale Agreement.

Voting:  Class F3 Claims are Unimpaired.  Each Holder of an Allowed Claim in Class F3 shall be conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f), and, therefore, shall not be entitled to vote to accept or reject the Plan.

(d)                               Class F4:  General Unsecured Claims

Classification:  Class F4 consists of all General Unsecured Claims against Miller Oil.

Treatment:  Each Holder of an Allowed Class F4 Claim shall receive from the Liquidating Trust on or as soon as reasonably practicable after the Effective Date, their Pro Rata share of the sum of (i) the Gifted Amount plus the aggregate Cash proceeds from the resolution of Avoidance Actions, less (ii) any amounts of the Gifted Fund or the proceeds from the resolution of Avoidance Actions used to pay Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims or Allowed Other Secured Claims as provided in the Plan.

Voting:  Class F4 Claims are Impaired.  Each Holder of an Allowed Claim in Class F4 shall be entitled to vote to accept or reject the Plan.

(e)                                Class F5:  Interests

Classification:  Class F5 shall consist of the Interests in Miller Oil.

Treatment:  On the Effective Date, all of the Class F5 Interests outstanding as of the Effective Date shall be extinguished, cancelled and discharged as of the Effective Date.  Pursuant to Bankruptcy Code section 1129(b)(2)(C), Holders of Class F5 Interests shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Class F5 Interest.

Voting:  Class F5 Interests are Impaired.  The Holders of Allowed Interests in Class F5 are deemed to have rejected the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

Section 3.09                            One Satisfaction of Union Secured Claim

Though listed in a class for each Debtor, there shall be only one satisfaction of the Union Secured Claim, and it shall be Allowed as if each Debtor were jointly and severally liable thereunder.  Any deficiency in the Union Secured Claim shall be treated as one General Unsecured Claim which is hereby waived by Union, which therefore shall not become a Holder of a General Unsecured Claim with respect thereto.

ARTICLE IV

MEANS FOR IMPLEMENTATION OF THE PLAN

Section 4.01                            Sale of the Acquired Assets

The Plan contemplates the sale of the Acquired Assets to a third party.  To effect this, the Debtors Filed the Bidding Procedures and Sale Motion which seeks, inter alia, to establish the Auction.  On October [   ], 2009, the Bankruptcy Court entered the Bidding Procedures Order, which established [                              ] as the deadline for Potential Purchasers to submit bids for the Acquired Assets, and established [                              ], 2009 at the date for the Auction.  In connection with the Auction, the Debtors have identified the Stalking Horse Bidder as a potential purchaser for the Equity Interests.  If no additional Qualified Bidders are identified at the Auction, the Debtors will seek authority, in connection with Confirmation of the Plan, to sell the Equity Interests to the Stalking Horse Bidder, pursuant to the Purchase and Sale Agreement.  If additional Qualified Bidders are identified, at the conclusion of the Auction, the Debtors, with the consent of Union, will seek Bankruptcy Court approval to sell the Acquired Assets pursuant to the Purchase and Sale Agreement to the Qualified Bidder submitting the highest and best offer, free and clear of any Liens, Claims, encumbrances or other interests.  The Confirmation Order shall contain specific authority for the Debtors to comply with the Purchase and Sale Agreement in this regard.

Contemporaneously with the Closing, the Effective Date and the delivery to Union described below, the Debtors will transfer to the Liquidating Trust from their Cash (other than Retained Funds) the Administrative and Priority Claims Reserve for the benefit of the Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims (and, to the extent of any surplus from such reserve after the payment of such Allowed Claims, for the benefit of Union).  If the amount of the Debtors’ Cash at the time of the Closing is less than the Administrative and Priority Claims Reserve, a portion of the purchase price for the Acquired Assets equal to the shortfall shall (rather than being transferred to Union as described below) be transferred by the Purchaser to the Liquidating Trust for the benefit of the Persons described above.  If there is additional Cash after the Debtors’ transfer of the Administrative and Priority Claims Reserve to the Liquidating Trust, any remaining Cash (other than Retained Funds) of the Debtors shall at the same time be transferred to Union, together with any cash equivalents.  Also at the same time, any other assets of any of the Debtors not transferred to the Purchaser at Closing or not owned at Closing by a Subsidiary whose Equity Interests are sold to the Purchaser (together, the “Other Assets”) pursuant to an order approving either (a) a sale of the Equity Interests to the Stalking Horse Bidder, or (b) a sale of the Acquired Assets to a different Purchaser, shall revest or vest in Reorganized Edge and shall be transferred to the Liquidating Trust.  All Avoidance Actions so transferred to the Liquidating Trust shall be for the benefit of the Holders of General Unsecured Claims.  All other assets so transferred to the Liquidating Trust shall be for the benefit of Union.  Except as otherwise provided in the Purchase and Sale Agreement, any assets received by Edge or the Liquidating Trust after the Effective Date of the Plan (other than the proceeds of Avoidance Actions) shall also be Other Assets and transferred to the Liquidating Trust for the benefit of Union.

Contemporaneously with the Closing and the Effective Date, the Purchaser shall transfer to Union the proceeds of the Transfer (including the release of any deposit paid pursuant to the Purchase and Sale Agreement or the Bidding Procedures), less (i) the Seller Retained Funds, (ii) the Gifted Amount and (iii) any portion of the purchase price transferred by the Purchaser to the Liquidating Trust as part of the Administrative and Priority Claims Reserve for a shortfall in the Debtors’ Cash described above.  If required by the Purchase and Sale Agreement, Edge or Reorganized Edge, as applicable, shall maintain the Seller Retained Funds in a separate debtor in possession account until payments required to be made therefrom to the Purchaser have been made.  As soon as reasonably practicable after any such payments are made to Purchaser from the Seller Retained Funds, Union shall receive the balance of the Seller Retained Funds.

Section 4.02                            The Gifted Amount

On the Effective Date, the Purchaser, on behalf of Union, shall transfer and/or gift a portion of the purchase price for the Acquired Assets equal to the Gifted Amount to the Liquidating Trust for the benefit of the Holders of Allowed General Unsecured Claims.  Upon the resolution of all General Unsecured Claims, any remaining portion of the Gifted Amount or the proceeds of the resolution of Avoidance Actions in the possession of the Liquidating Trust shall be turned over to Union.

Section 4.03                            No Substantive Consolidation

The Plan is a joint plan that does not provide for substantive consolidation of the Debtors’ estates, and on the Effective Date, the Debtors’ estates shall not be deemed to be substantively consolidated for purposes hereof.  Except as specifically set forth herein, nothing in this Plan, the Disclosure Statement or otherwise shall constitute or be deemed to constitute an admission that any one of the Debtors is subject to or liable for any Claim against any other Debtor.  Additionally, Creditors holding Claims against multiple Debtors, to the extent Allowed in each Debtor’s Chapter 11 Case, will be treated as holding a separate Claim against each Debtor’s Estate, provided, however, that no holder of an Allowed Claim shall be entitled to receive more than payment in full of such Allowed Claim (plus post-petition interest, if and to the extent provided in this Plan), and such Claims will be administered and treated in the manner provided in this Plan.

Section 4.04                            Continued Corporate Existence

Edge shall continue to exist after the Effective Date in accordance with the applicable laws of the State of Delaware, in which it is incorporated, for the purposes of satisfying its obligations under the Plan and the winding down of its affairs.

On the Effective Date, the Governance Documents of Edge shall be amended and restated in substantially the forms, which must be acceptable in form and substance to Union, set forth in the Plan Supplement.

On the Effective Date, pursuant to the Governance Documents, Reorganized Edge shall issue and cause to be delivered to the Liquidating Trust the New Edge Stock, which shall be an Other Asset.  Similar actions shall be taken with respect to each Subsidiary, if any, the Equity Interests of which are not sold to the Purchaser.

On or after the Effective Date, the Liquidating Trustee, in its sole and exclusive discretion, may take such action as permitted by applicable law and amended Governance Documents, as the Liquidating Trustee may determine is reasonable and appropriate, including, but not limited to, causing:  (i) Reorganized Edge to be merged into a remaining subsidiary and/or affiliate; (ii) Reorganized Edge to be dissolved; (iii) the legal name of Reorganized Edge to be changed; or (iv) the closure of Reorganized Edge’s Chapter 11 Case on the Effective Date or any time thereafter.

Section 4.05                            Cancellation of Existing Secured Claims

Upon the full payment or other satisfaction of an Allowed Secured Claim, or promptly thereafter, the Holder of such Allowed Secured Claim shall deliver to the applicable Debtor (or Reorganized Edge or Reorganized Subsidiary) any Collateral or other property of any Debtor  (or Reorganized Edge or Reorganized Subsidiary) held by such Holder, and any termination statements, instruments of satisfactions, or releases of all security interests with respect to its

Allowed Secured Claim that may be reasonably required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens.

Section 4.06                            Directors and Officers

On the Effective Date, (a) the positions of the current directors, or in the case of a governing body created by a partnership agreement, limited liability company agreement or similar agreement, the members of such governing body (such persons and the corporate directors collectively, the “Governors”) of each Debtor shall be eliminated, and each Governor shall be terminated (without the necessity of further action), (b) to the fullest extent permitted by applicable law, the rights, powers, and duties of the Governors of each Debtor (that is not a Subsidiary whose Equity Interests have been sold to the Purchaser pursuant to the Sale Order or the Confirmation Order) that has a Governor shall vest in the Liquidating Trustee and the Liquidating Trustee or its designee shall be the presiding officer and the sole Governor of each such Debtor, and (c) to the fullest extent permitted by applicable law, the Governors of each Subsidiary whose Equity Interests have been sold to the Purchaser pursuant to the Sale Order or the Confirmation Order shall be selected by the Purchaser.  The Liquidating Trustee shall make all determinations with respect to employment of any other directors, officers, managers and employees of each such Debtor described in clause (b) on and after the Effective Date.

Section 4.07                            Creation of Liquidating Trust

(a)                                  The Liquidating Trust shall be governed by the Liquidating Trust Agreement.  The initial Liquidating Trustee shall be [Robert E. Ogle].  The salient terms of the employment of the Liquidating Trustee, including duties and compensation, to the extent not set forth in the Plan, shall be set forth in the Liquidating Trust Agreement or the Confirmation Order.  The Liquidating Trust Agreement shall contain provisions customary to liquidating trust agreements utilized in comparable circumstances.  The Liquidating Trust and the Liquidating Trustee shall be bound by the Plan and shall not challenge any provision of the Plan.  The Liquidating Trust Agreement shall be filed as an exhibit to the Plan Supplement, and its express terms shall govern distributions thereunder.

(b)                                 On the Effective Date and contemporaneously with the Closing, the Debtors will transfer to the Liquidating Trust from their Cash the Administrative and Priority Claims Reserve for the benefit of the Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims (and, to the extent of any surplus from such reserve after the payment of such Allowed Claims, for the benefit of Union).  If the amount of the Debtors’ Cash at such time is less than the Administrative and Priority Claims Reserve, the shortfall shall be transferred by the Purchaser to the Liquidating Trust as provided in Section 4.01 for the benefit of the Persons described above.  From time to time the Liquidating Trustee will make distributions to the Holders of the Allowed Administrative Claims (including Allowed Cure Costs in the amounts determined as set forth in Section 6.02 of the Plan), Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims (i) from the Administrative and Priority Claims Reserve and (ii) from the Gifted Amount and the resolution of Avoidance Actions if the Administrative and Priority Claims Reserve is insufficient to pay all such Claims.  If there is any amount remaining after the payment of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, such remaining amount shall be promptly transferred by the Liquidating Trust to Union.

(c)                                  On the Effective Date, the Gifted Amount shall be transferred to the Liquidating Trust by the Purchaser, as described in Section 4.02 of the Plan, and the Avoidance Actions and all associated residual liabilities shall be transferred to the Liquidating Trust by the Debtors.  The Gifted Amount and the Avoidance Actions shall be held in the Liquidating Trust for the benefit of the Holders of Allowed Claims in Classes A4, B4, C4, D4, E4 and F4, which are the Allowed General Unsecured Claims, and, to the extent that the Administrative and Priority Claims Reserve is insufficient to pay all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims, for the benefit of the holders of such Claims.  The Liquidating Trustee will seek to resolve the Avoidance Actions in the interest of the Holders of all such Claims.  From time to time the Liquidating Trustee will make distributions to the Holders of Allowed General Unsecured Claims from the Gifted Amount and the resolution of Avoidance Actions, but leaving enough undistributed to assure the payment of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Other Secured Claims if the Administrative and Priority Claims Reserve is insufficient to pay all such Claims.

(d)                                 On the Effective Date and contemporaneously with the Closing, Reorganized Edge shall transfer to the Liquidating Trust for the benefit of Union all of the Other Assets (other than the Avoidance Actions).  The Liquidating Trustee shall, in an expeditious but orderly manner, monetize and convert the Other Assets to Cash and make timely distributions thereof to Union, and not unduly prolong the duration of Reorganized Edge.  In so doing, the Liquidating Trustee shall exercise its reasonable business judgment in monetizing the Other Assets to maximize recoveries.  The monetization of the Other Assets may be accomplished through the sale or other monetization of such Assets (in whole or in combination) all as the Liquidating Trustee may determine is in the best interests of Union.  The Liquidating Trustee shall consult regularly with Union with respect to the monetization of the Other Assets.  Prior to selling or monetizing any Other Asset, the Liquidating Trustee shall give written notice to Union of the terms, conditions and consideration for, and the Other Assets to be sold or monetized in, the proposed transaction.  If Union does not object to such proposed transaction within five (5) Business Days after receipt of such notice, the Liquidating Trustee may effect the transaction as described in the notice.  Promptly after the sale or other monetization of all or each portion of the Other Assets, the Liquidating Trustee shall deliver to Union the Net Proceeds of such sale or monetization.  The Liquidating Trustee shall have no liability to any of the Debtors, their Estates, their Creditors, the Creditors Committees (if any), their members or any other party for the outcome of its decisions in this regard, except for gross negligence or willful misconduct.  If, at the end of five (5) years after the Effective Date, any of the Other Assets in the Liquidating Trust remain unsold (the “Unsold Assets”), the Liquidating Trustee shall treat the Unsold Assets as instructed by Union, or, if Union does not provide instructions, submit a motion to the Bankruptcy Court, which shall set forth the Liquidating Trustee’s proposed treatment of the Unsold Assets.  If Union objects, the Bankruptcy Court shall schedule a hearing with respect to the motion.

Section 4.08                            Liquidating Trust Assets

Except as otherwise set forth herein or in the Confirmation Order, the Purchase and Sale Agreement or the Sale Order, as of the Effective Date, all property of the Debtors shall vest in the Liquidating Trust free and clear of all Claims, Liens, encumbrances and other Interests, except that Union’s Liens shall attach to the proceeds of the Transfer, other than any portion of such proceeds transferred by the Purchaser to the Liquidating Trust for a shortfall as described in Section 4.01 of the Plan or for the Gifted Amount as described in Section 4.02 of the Plan, and to the Other Assets.  From and after the Effective Date, the sole function of Reorganized Edge shall be to comply with the provisions of the Plan.  For federal income tax purposes, the transfer of the

Gifted Amount to the Liquidating Trust will be deemed to be a transfer to the Holders of the General Unsecured Claims (who are the Liquidating Trust beneficiaries of the Gifted Amount), followed by a deemed transfer by such beneficiaries to the Liquidating Trust.  The Liquidating Trust shall have full authority to compromise Claims or settle interests without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan, the Confirmation Order, and the Liquidating Trust Agreement.  Without limiting the generality of the foregoing, the Liquidating Trust may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for professional fees and expenses.  Prior to settling or compromising any Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims or Other Secured Claims or interests related thereto, the Liquidating Trustee shall provide written notice to Union of the terms and conditions of the proposed settlement or compromise.  Written notice may be provided to Union at its counsel’s email address:  trey.wood@bgllp.com.  If Union does not object to such settlement or compromise proposals within five (5) Business Days after receipt of such notice, the Liquidating Trustee may effect the settlement or compromise as described in the notice.  If Union does object and Union and the Liquidating Trustee cannot agree on a settlement or compromise, whether such Claim shall be settled or compromised and the terms thereof shall be determined by the Bankruptcy Court.

Section 4.09                            Vesting of Assets in the Reorganized Subsidiaries

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated therein (including the Purchase and Sale Agreement), on the Effective Date, all property in each Subsidiary’s Estate, all Causes of Action (other than Avoidance Actions) of the Subsidiaries, and any property acquired by any of the Reorganized Subsidiaries pursuant to the Plan or the Purchase and Sale Agreement shall vest in each of the respective Reorganized Subsidiaries, free and clear of all Liens, mortgages, security interests, conditional sales or other title retention agreements, pledges, Claims, liabilities, obligations, demands, guaranties, options, rights, contractual commitments, restrictions, judgments, demands, encumbrances (including, without limitation, claims or encumbrances (i) that purport to give to any party a right or option to effect any forfeiture, modification or termination of the Subsidiaries’ or Reorganized Subsidiaries’ interests in the assets or (ii) with respect to taxes, restrictions, rights of first refusal, preferential rights of purchase, non-governmental rights of consent, charges or interests of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership) and other interests.  On and after the Effective Date, each of the Debtors, the Reorganized Subsidiaries and Reorganized Edge may operate their businesses and may use, acquire, or dispose of property without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.  Except as provided in the Purchase and Sale Agreement, the Purchaser and the Reorganized Subsidiaries shall have no liability for Allowed Claims under the Plan.

Section 4.10                            Authorization for Transactions

On the Effective Date or as soon as reasonably practicable thereafter, the Debtors, Reorganized Edge and the Reorganized Subsidiaries may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan or the Transfer, including:  (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates of incorporation, merger, or consolidation with the appropriate governmental authorities pursuant to applicable law; and (d) all other actions that the Debtors, Reorganized Edge or the Reorganized Subsidiaries determine are necessary or appropriate, including the making of filings or recordings in connection with the Conversion Transaction or the sale of the Equity Interests, which actions may be set forth in a Plan Supplement exhibit.

Section 4.11                            Preservation of Rights of Action; Settlement

Except to the extent such rights, claims, causes of action, defenses, and counterclaims are otherwise dealt with in the Plan, the Purchase and Sale Agreement or are expressly and specifically released in connection with the Plan, the Confirmation Order or in any settlement agreement approved during the Chapter 11 Cases, or otherwise provided in the Confirmation Order or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Bankruptcy Code section 1123(b):  (1) any and all rights, claims, causes of action (including Avoidance Actions), defenses, and counterclaims of or accruing to the Debtors or their Estates shall remain assets of and vest in Reorganized Edge, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such rights, claims, causes of action, defenses and counterclaims have been listed or referred to in the Plan, the Schedules, or any other document Filed with the Bankruptcy Court; and (2) Reorganized Edge does not waive, relinquish, or abandon (nor shall it be estopped or otherwise precluded from asserting) any right, claim, cause of action, defense, or counterclaim that constitutes property of the Estates:  (a) whether or not such right, claim, cause of action, defense, or counterclaim has been listed or referred to in the Plan or the Schedules, or any other document Filed with the Bankruptcy Court; (b) whether or not such right, claim, cause of action, defense, or counterclaim is currently known to the Debtors; and (c) whether or not a defendant in any litigation relating to such right, claim, cause of action, defense or counterclaim Filed a Proof of Claim in the Chapter 11 Cases, Filed a notice of appearance or any other pleading or notice in the Chapter 11 Cases, voted for or against the Plan, or received or retained any consideration under the Plan.  Without in any manner limiting the generality of the foregoing, notwithstanding any otherwise applicable principle of law or equity, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, or refer to a right, claim, cause of action, defense, or counterclaim, or potential right, claim, cause of action, defense, or counterclaim, in the Plan, the Schedules, or any other document Filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the Debtors’ right to commence, prosecute, defend against, settle, and realize upon any rights, claims, causes of action, defenses, or counterclaims that Reorganized Edge has, or may have, as of the Effective Date.  All rights granted herein are specifically assignable by Reorganized Edge to the Liquidating Trust which may, subject to the Plan and the Liquidating Trust Agreement, commence, prosecute, defend against, settle, and realize upon any rights, claims, causes of action, defenses, and counterclaims in their sole discretion, in accordance with what is in the best interests, and for the benefit, of the beneficiaries of the various assets in the Liquidating Trust.

Section 4.12                            Employee Benefit Plans

Prior to the Effective Date, all Employee Benefit Plans shall be terminated in accordance with the applicable provisions of the state and federal law.  The Purchaser and the Reorganized Subsidiaries shall have no liability for any obligations under any Employee Benefit Plan.

Section 4.13                            Exclusivity Period

The Debtors shall retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to or modifications of the Plan, through and until the earlier of (i) the Effective Date or (ii) the expiration of the Debtors’ exclusive period to solicit acceptances of the Plan under Bankruptcy Code section 1121(d).

Section 4.14                            Conversion of Subsidiaries

At or immediately prior to Closing, the Debtors may consummate the Conversion Transaction and any Subsidiary may be converted from a corporation to a limited liability company if required by the Purchase and Sale Agreement.  Unless otherwise sold to the Purchaser pursuant to the Purchase and Sale Agreement, any limited liability company interests issued to Edge or a Subsidiary in such conversion shall be extinguished, cancelled and discharged as of the Effective Date as provided in the treatment for Interests in Classes B5, C5, D5, E5 and F5.

The Confirmation Order shall provide that, pursuant to section 1145 of the Bankruptcy Code, any Equity Interests issued pursuant to the Conversion Transaction and the New Edge Stock shall be exempt from the registration requirements of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution or sale of securities; provided, that if the issuance pursuant to the Conversion Transaction or the New Edge Stock does not qualify for an exemption under section 1145 of the Bankruptcy Code, the Equity Interests or the New Edge Stock will be issued in a manner which qualifies for another available exemption from registration, whether as a private placement under Rule 506 of the Securities Act or otherwise.  All Equity Interests and the New Edge Stock issued pursuant to the Conversion Transaction and the Plan will be deemed issued as of the Effective Date regardless of the date actually distributed.

Section 4.15                            Effectuating Documents; Further Reorganization Transactions

The chairman of the board of directors, president, chief financial officer, manager, or any other appropriate officer of the Debtors or, after the Effective Date, the Liquidating Trustee on behalf of Reorganized Edge, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The secretary of the Debtors, or, after the Effective Date, the Liquidating Trustee on behalf of Reorganized Edge, shall be authorized to certify or attest to any of the foregoing actions.  The Debtors are authorized to perform their obligations under the Purchase and Sale Agreement, including the Conversion Transaction.

Section 4.16                            Exemption from Certain Transfer Taxes

Pursuant to Bankruptcy Code section 1146(a), the issuance, transfer, or exchange of a security, or the making of delivery of an instrument of transfer, including any transfers effected pursuant to the Purchase and Sale Agreement or by mergers, provided under the Plan, from the Debtors to the Purchaser, Reorganized Edge or any other Person or Entity pursuant to the Plan or the Purchase and Sale Agreement, as applicable, may not be taxed under any law imposing a stamp tax or similar tax, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for Filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Section 4.17                            Closing of the Debtors’ Chapter 11 Cases.

When all Disputed Claims or Interests filed against a Debtor have become Allowed Claims or Interests or have been Disallowed by Final Order or otherwise pursuant to this Plan, and all appropriate Plan Distributions have been made pursuant to the Plan, the Liquidating Trustee shall seek authority from the Bankruptcy Court to close such Debtor’s Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE V

PROVISIONS GOVERNING DISTRIBUTIONS

Section 5.01                            Timing and Delivery of Distributions

The Liquidating Trust Agreement shall govern distributions from the Liquidating Trust and shall include the terms of the other sections of this Article V and other relevant provisions of the Plan.

Section 5.02                            Method of Cash Distributions

Any Cash payment to be made pursuant to the Plan may be made by Cash, draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law at the option of and in the sole discretion of the Liquidating Trustee, except for Cash payments made to Union, which shall be made by wire transfer or such other method as may be specified by Union.

Section 5.03                            Failure to Negotiate Checks

Checks issued in respect of distributions under the Plan shall be null and void if not negotiated within sixty (60) days after the date of issuance.  The Liquidating Trustee shall hold any amounts returned in respect of such non-negotiated checks.  The Holder of an Allowed Claim with respect to which such check originally was issued shall make requests for reissuance for any such check directly to the Liquidating Trustee.  All amounts represented by any voided check will be held until the later of one (1) year after (x) the Effective Date or (y) the date that a particular Claim is Allowed, and all requests for reissuance by the Holder of the Allowed Claim in respect of a voided check are required to be made prior to such date.  Thereafter, all such amounts shall be deemed to be Unclaimed Property, and all Claims in respect of void checks and the underlying distributions shall be forever barred, estopped and enjoined from assertion in any manner against the Liquidating Trustee.

Section 5.04                            Fractional Dollars

Notwithstanding any other provision of the Plan, Cash distributions of fractions of dollars will not be made; rather, whenever any payment of a fraction of a dollar would be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.  To the extent that Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as Unclaimed Property pursuant to Section 5.03 of this Plan.

Section 5.05                            Compliance with Tax Requirements

In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Liquidating Trustee shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution or effect any such withholding and deposit all moneys so withheld as required by law.  With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Liquidating Trustee within thirty (30) days from the date of such request, the Liquidating Trustee may, at its option, withhold the amount required and distribute the balance to such Person or decline to make such distribution until the information is received.

Section 5.06                            De Minimis Distributions

No Cash payment of less than five ($5.00) dollars shall be made to the Holder of any Claim on account of its Allowed Claim.

Section 5.07                            Setoffs

Except for any Claim that is Allowed in an amount set forth in the Plan (including the Union Secured Claim), the Debtors or the Liquidating Trustee may, but shall not be required to, set off against any Claims and the payments or distributions to be made pursuant to the Plan in respect of such Claims, any and all debts, liabilities and claims of every type and nature whatsoever that the Estate or a Debtor may have against the Holder of any Claim, but neither the failure to do so nor the Allowance of any such Claims, whether pursuant to the Plan or otherwise, shall constitute a waiver or release by any Debtor of any such claims the Debtor may have against such Holder of any Claim, and all such claims shall be reserved for and retained by the Liquidating Trustee.

Section 5.08         Distribution Record Date

As of the close of business on the fifth (5th) Business Day following the Effective Date (the “Distribution Record Date”), all transfer ledgers, transfer books, registers and any other records maintained by the designated transfer agents with respect to ownership of any Claims will be closed and, for purposes of the Plan, there shall be no further changes in the record holders of such Claims.  The Liquidating Trustee shall have no obligation to recognize the transfer of any Claims occurring after the Distribution Record Date, and will be entitled for all purposes to recognize and deal only with the Holder of any Claim as of the close of business on the Distribution Record Date, as reflected on such ledgers, books, registers or records.

ARTICLE VI

EXECUTORY CONTRACTS, UNEXPIRED LEASES, AND OTHER AGREEMENTS

Section 6.01         Assumption/Rejection

On the Effective Date, and to the extent permitted by applicable law, all of the Debtors’ executory contracts and unexpired leases will be rejected unless such executory contract or unexpired lease:  (a) is being assumed pursuant to the Plan; (b) is the subject of a motion to assume Filed on or before the Confirmation Date; or (c) has been previously rejected or assumed.

Section 6.02         Cure Amounts

The Bidding Procedures and Sale Motion contemplates that numerous executory contracts and unexpired leases will be assumed and either assigned to the Purchaser or retained by Subsidiaries whose Equity Interests are sold to the Purchaser pursuant to the Sale Order or the Confirmation Order.  In accordance with the Bidding Procedures, as part of the Plan Supplement, the Debtors will File a list of such executory contracts and unexpired leases along with the proposed Cure Costs.  Any party taking exception to the proposed Cure Costs shall, in accordance with the Bidding Procedures Order, File a detailed statement setting forth its reason and the Bankruptcy Court shall determine the proper amount of the Cure Costs at the Confirmation Hearing.  The fixing of the Cure Costs shall constitute the Debtor’s right to assign the executory contract and unexpired lease to the Purchaser under Bankruptcy Code sections 365(c) and (f).

Section 6.03         Assumed Executory Contracts and Unexpired Leases

Each executory contract and unexpired lease that is assumed will include (a) all amendments, modifications, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease; and (b) with respect to any executory contract or unexpired lease that relates to the use, ability to acquire, or occupancy of real property, all executory contracts or unexpired leases and other rights appurtenant to the property, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other equity interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements have been rejected pursuant to an order of the

Bankruptcy Court or are the subject of a motion to reject Filed on or before the Confirmation Date.

Amendments, modifications, supplements, and restatements to prepetition executory contracts and unexpired leases that have been executed by the Debtors during their Chapter 11 Cases shall not be deemed to alter the prepetition nature of the executory contract or unexpired lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

Section 6.04         Insurance Policies

All insurance policies pursuant to which the Debtors have any obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the Liquidating Trust.

Section 6.05         Pass-through

Except as otherwise provided in the Plan any rights or arrangements necessary or useful to the administration of the Liquidating Trust but not otherwise addressed as a Claim or Interest, and other executory contracts not assumable under Bankruptcy Code section 365(c), shall, in the absence of any other treatment under the Plan, the Purchase and Sale Agreement, or Confirmation Order, be passed through the Chapter 11 Cases for the benefit of the Liquidating Trust and the counterparty unaltered and unaffected by the bankruptcy Filings or Chapter 11 Cases.

Section 6.06         Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by a Bankruptcy Court order, any proofs of Claim asserting Claims arising from the rejection of the Debtors’ executory contracts and unexpired leases pursuant to the Plan or otherwise must be Filed no later than thirty (30) days after the later of the Effective Date or the effective date of rejection.  Any proofs of Claim arising from the rejection of the Debtors’ executory contracts or unexpired leases that are not timely Filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against any Debtor or the Liquidating Trust without the need for any objection by any Person or further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the executory contract or unexpired lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.  All Allowed Claims arising from the rejection of the Debtors’ executory contracts and unexpired leases shall be classified as General Unsecured Claims for the particular Debtor in question and shall be treated in accordance with the particular provisions of the Plan for such Debtor; provided however, if the Holder of an Allowed Claim for rejection damages has an unavoidable security interest in any Collateral to secure obligations under such rejected executory contract or unexpired lease, the Allowed Claim for rejection damages shall be treated as an Other Secured Claim to the extent of the value of such Holder’s interest in the Collateral, with the deficiency, if any, treated as a General Unsecured Claim.

Section 6.07         Reservation of Rights

Nothing contained in the Plan shall constitute an admission by the Debtors that any such contract or lease is in fact an executory contract or unexpired lease or that any Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Edge, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

Section 6.08         Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request by the Debtors to extend the deadline for assuming or rejecting unexpired leases pursuant to Bankruptcy Code section 365(d)(4).

ARTICLE VII

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT, AND UNLIQUIDATED CLAIMS

Section 7.01         Objections to Claims

(a)                               Authority

The Debtors or the Liquidating Trustee, as applicable, and Union shall have the exclusive authority to File objections to Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims and Other Secured Claims, and to withdraw any objections to such Claims that they File.  The Debtors or the Liquidating Trustee, as applicable, shall have the exclusive authority to settle, compromise, or litigate to judgment any objections to such Claims, (i) if they have the prior written consent of Union, (ii) if they have given detailed written notice of the proposed settlement, compromise or litigation to Union and Union has not objected thereto within five (5) Business Days after receipt of such notice, or (iii) upon the Order of the Bankruptcy Court after Union has had notice and an opportunity to object.  The Debtors or the Liquidating Trustee, as applicable, shall have the exclusive authority to File, settle, compromise, withdraw, or litigate to judgment any objections to other Claims.  From and after the Effective Date, the Liquidating Trustee may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.  The Liquidating Trustee also shall have the right to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law.  However, the Liquidating Trustee shall not settle, compromise or resolve any Disputed Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims and Other Secured Claims unless (i) it has the prior written consent of Union, (ii) it has given detailed written notice of the proposed settlement, compromise or resolution to Union and Union has not objected thereto within five (5) Business Days after receipt of such notice, or (iii) it has received an Order of the Bankruptcy Court after Union has had notice and an opportunity to object.

(b)                               Objection Deadline

As soon as practicable, but no later than the Claims Objection Deadline, the Liquidating Trustee or Union may File objections with the Bankruptcy Court and serve such objections on the Creditors holding the Claims to which such objections are made.  Nothing contained herein, however, shall limit the right of the Liquidating Trustee or Union to object to Claims, if any, Filed or amended after the Claims Objection Deadline.  The Claims Objection Deadline may be extended by the Bankruptcy Court upon motion by the applicable Debtor or the Liquidating Trustee, as the case may be, or Union without notice or hearing.

Section 7.02         Estimation of Claims

The Liquidating Trustee may (after the prior written consent of Union in the case of contingent or unliquidated Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims and Other Secured Claims) at any time request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Bankruptcy Code section 502(c), regardless of whether the Liquidating Trustee or any Debtor or Union has previously objected to such Claim or whether the Bankruptcy Court has ruled on any objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection.  In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Liquidating Trustee (and Union in the case of Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims and Other Secured Claims) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the aforementioned objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.  Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims and Other Secured Claims may be estimated and thereafter resolved by any permitted mechanism (i) if it has the prior written consent of Union, (ii) if Union has received a detailed written notice of the proposed estimation and resolution and Union has not objected thereto within five (5) Business Days after receipt of such notice, or (iii) upon the Order of the Bankruptcy Court after Union has had notice and an opportunity to object.  Other Claims may be estimated and thereafter resolved by any permitted mechanism.

Section 7.03         No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

Section 7.04         Distributions After Allowance

The Liquidating Trustee shall make payments and distributions from a distribution reserve to each Holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of the Plan governing the class of Claims to which such Holder belongs.  As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing all or part of any Disputed Claim becomes a Final Order, the Liquidating Trustee shall distribute to the Holder of such Claim the distribution (if any) that would have been made to such Holder on the Distribution Date had such Allowed Claim been allowed on the Distribution Date.  After a Disputed Claim is Allowed or otherwise resolved, the excess Cash or other property that was reserved on account of such Disputed Claim, if any, shall become property of the Liquidating Trust for the benefit of other Allowed Claims of the Class or Classes for which the distribution reserve was created.

Section 7.05         Reduction of Claims

Notwithstanding the contents of the Schedules, Claims listed therein as undisputed, liquidated and not contingent shall be reduced by the amount, if any, that was paid by the Debtors prior to the Effective Date, including pursuant to orders of the Bankruptcy Court.  To the extent such payments are not reflected in the Schedules, such Schedules will be deemed amended and reduced to reflect that such payments were made.  Nothing in the Plan shall preclude the Liquidating Trustee from paying Claims that the Debtors were authorized to pay pursuant to any Final Order entered by the Bankruptcy Court prior to the Effective Date.

Section 7.06         Compliance with Tax Requirements/Allocations

In connection with the Plan, to the extent applicable, the Liquidating Trustee shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Liquidating Trustee shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of a distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes with respect to such distribution, withholding distributions pending receipt of information necessary to facilitate such distribution, or establishing any other mechanisms it believes are reasonable and appropriate.  The Liquidating Trustee reserves the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens and encumbrances.

ARTICLE VIII

CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

Section 8.01         Conditions Precedent to Confirmation

The following are conditions precedent to the occurrence of Confirmation, each of which must be satisfied or waived in accordance with Section 8.04 below:

(a)           The Bankruptcy Court shall have entered an order, in form and substance reasonably acceptable to the Debtors, approving the adequacy of the Disclosure Statement, and such Order shall have become a Final Order.

(b)           The Confirmation Order approving and confirming the Plan, as such Plan may have been modified, amended or supplemented, shall (i) be in form and substance reasonably acceptable to the Debtors and Union and, in the event the Stalking Horse Bidder is the Purchaser, the Stalking Horse Bidder; and (ii) include a finding of fact that Reorganized Edge and the Reorganized Subsidiaries, and their respective present and former members, officers, directors, managers, employees, advisors, attorneys and agents, acted in good faith within the meaning of and with respect to all of the actions described in Bankruptcy Code section 1125(e)

and are therefore not liable for the violation of any applicable law, rule, or regulation governing such actions.

(c)           If the Purchaser purchases the Acquired Assets pursuant to a Sale Order, the Bankruptcy Court shall have entered the Sale Order in form and substance reasonably acceptable to the Debtors and Union.

Section 8.02         Conditions Precedent to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 8.04 below:

(a)           The Confirmation Order shall have been entered in form and substance reasonably acceptable to the Debtors and Union and, in the event the Stalking Horse Bidder is the Purchaser, the Stalking Horse Bidder, and such Order shall have become a Final Order.

(b)           If the Purchaser purchases the Acquired Assets pursuant to a Sale Order, the Sale Order shall have been entered in form and substance reasonably acceptable to the Debtors and Union, and such Order shall have become a Final Order.

(c)           Purchaser shall have provided written evidence satisfactory to the Debtors and Union that simultaneous with the occurrence of the Effective Date, Purchaser is prepared to close on the Transfer, and the Closing shall have occurred pursuant to the Purchase and Sale Agreement.

(d)           The Liquidating Trust Agreement shall have been fully executed in form and substance reasonably acceptable to the Debtors and Union.

Section 8.03         Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under Bankruptcy Code sections 1101 and 1127(b).

Section 8.04         Waiver of Conditions

Each of the conditions set forth in Section 8.01 or Section 8.02 hereof may be waived in whole or in part by the Debtors with the prior written consent of Union and Purchaser (as applicable), which consent shall not be unreasonably withheld.  The failure to satisfy or waive any condition to Confirmation or the Effective Date may be asserted by the Debtors or Union regardless of the circumstances giving rise to the failure of such condition to be satisfied.

Section 8.05         Revocation, Withdrawal, or Non-consummation

The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to File subsequent plans of reorganization.  If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Class of Claims) unless otherwise agreed to by the Debtors and any counterparty to such settlement or compromise, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (iii) nothing contained in the Plan, and no acts taken in preparation for

Consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person.

ARTICLE IX

AMENDMENTS AND MODIFICATIONS

The Debtors may alter, amend, or modify the Plan or any exhibits thereto under Bankruptcy Code section 1127(a) at any time prior to the Confirmation Date; provided, however, that where the Plan requires a document to be acceptable to, consented to, agreed to or otherwise satisfactory to Union or the Purchaser, the Debtors may not modify such document without the written consent of Union or the Purchaser, as applicable.  Further, as provided more fully in the Plan Support Agreement, if any amendment, modification or supplement to the Plan (including the Plan Supplement or a modification described in this Article IX of the Plan) or any Exhibit hereto or thereto is made without the prior written consent of Union, the obligations of the Supporting Lenders under the Plan Support Agreement to support the Plan and take other specified actions will terminate.  After the Confirmation Date and prior to “substantial consummation” of the Plan, as defined in Bankruptcy Code section 1101(2), the Debtors may, under Bankruptcy Code section 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not (i) materially adversely affect the treatment of Holders of Claims or Interests under the Plan or (ii) modify any provision of the Purchase and Sale Agreement or any of the Purchaser’s rights thereunder; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

ARTICLE X

RETENTION OF JURISDICTION

Under Bankruptcy Code sections 105(a) and 1142, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

A.            Allow, disallow, determine, liquidate, classify, estimate or establish the priority or Secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the Secured or unsecured status, priority, amount or allowance of Claims or Interests;

B.            Hear and determine all applications for compensation and reimbursement of expenses of Professionals under Bankruptcy Code sections 327, 328, 330, 331, 503(b), 1103 or 1129(a)(4); provided, however, that from and after the Effective Date, the payment of fees and expenses of professionals retained by the Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

C.            Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which one or more of the Debtors are parties or with respect to which one or more of the Debtors may be liable, including, if necessary, the nature or amount of any required cure or the liquidating of any claims arising therefrom;

D.            Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

E.             Enter and enforce such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

F.             Hear and determine disputes arising in connection with the interpretation, implementation, Consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

G.            Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

H.            Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, Consummation, or enforcement of the Plan or the Confirmation Order;

I.              Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

J.             Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, the Purchase and Sale Agreement, or any other contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

K.            Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases or pursuant to the Plan;

L.             Recover all assets of the Debtors and property of the Estates, wherever located;

M.           Hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code sections 346, 505, and 1146;

N.            Hear and determine all disputes involving the existence, nature, or scope of Debtors’ discharge or any releases granted in the Plan;

O.            Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

P.             Enter an order or final decree concluding or closing the Chapter 11 Cases; and

Q.            Enforce all orders previously entered by the Bankruptcy Court.

ARTICLE XI

COMPROMISES AND SETTLEMENTS

Pursuant to Bankruptcy Code section 363 and Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to the Plan, including, without limitation, all Claims arising prior to the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, arising out of, relating to or in connection with the business or affairs of, or transactions with, the Debtors.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, Creditors and other parties in interest, and are fair, equitable and within the range of reasonableness.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01       Bar Dates for Certain Claims

(a)                               Administrative Claims; Substantial Contribution Claims

The Confirmation Order will establish a Bar Date for Filing of all Administrative Claims, including substantial contribution claims (but not including Professional Fee Claims, claims for the expenses of the members of the Committee and Administrative Claims in section (b) or (c) below), which date will be forty-five (45) days after the Effective Date (the “Administrative Claims Bar Date”).  Holders of asserted Administrative Claims, other than Professional Fee Claims, claims for U.S. Trustee fees under 28 U.S.C. §1930, administrative tax claims and administrative ordinary case liabilities described in section (b) below, must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so.  A notice prepared by the Debtors will set forth such date and constitute notice of this Administrative Claims Bar Date.  Reorganized Edge and Union shall have forty-five (45) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

(b)                               Administrative Ordinary Course Liabilities

Holders of Administrative Claims that are based on liabilities incurred and paid by any Debtor in the ordinary course of the applicable Debtor’s business (other than Claims of governmental units for taxes and for interest and/or penalties related to such taxes) on and after the Petition Date shall not be required to File any request for payment of such Administrative Claims.  For the avoidance of doubt, Holders of Administrative Claims pursuant to Bankruptcy Code section 503(b)(9) shall be required to File a proof of Administrative Claim on or before the Administrative Claims Bar Date.

(c)                                Administrative Tax Claims

All requests for payment of Administrative Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date, and for which no Bar Date has otherwise been previously established, must be Filed and served on Reorganized Edge, Union and any other party specifically requesting a copy in writing on or before the later of (a) thirty (30) days following the Effective Date; and (b) one hundred and twenty (120) days following the Filing of the tax return for such taxes for such tax year or period with the applicable governmental unit.  Any Holder of any such Claim that is required to File a request for payment of such taxes and does not File and properly serve such a claim by the applicable Bar Date shall be forever barred from asserting any such claim against the Debtors, Reorganized Edge, the Liquidating Trust or their property, regardless of whether any such Claim is deemed to arise prior to, on, or subsequent to the Effective Date.  Any interested party desiring to object to an Administrative Claim for taxes must File and serve its objection on counsel to the Debtors and the relevant taxing authority no later than ninety (90) days after the taxing authority Files and serves its application.

(d)                               Professional Fee Claims

All final requests for compensation or reimbursement of professional fees pursuant to Bankruptcy Code sections 327, 328, 330, 331, 363, 503(b) or 1103 for services rendered to or on behalf of the applicable Debtors or the Committee (if one has been appointed) prior to the Effective Date (other than substantial contribution claims under Bankruptcy Code section 503(b)(4)) must be Filed and served on Reorganized Edge and Union and their counsel no later than forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.  Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on the Debtors, Union and their counsel and the requesting Professional or other entity no later than forty-five (45) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

Section 12.02       Payment of Statutory Fees

On or before the Effective Date, the Debtors shall have paid in full, in Cash (including by check or wire transfer), in U.S. dollars, all fees payable pursuant to section 1930 of title 28 of the United States Code, in the amount determined by the Bankruptcy Court at the Confirmation Hearing.

Section 12.03       Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 12.04       Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan, including any Holder of a Claim, shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

Section 12.05       Releases

(a)                               Releases by Debtors and Estates

Except as otherwise expressly provided in the Plan, the Purchase and Sale Agreement or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors, the Reorganized Subsidiaries and Reorganized Edge on its own behalf and as representative of its respective Estate, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally, each and all of the Released Parties of and from any and all Claims, Causes of Action (including any Avoidance Actions), any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever, and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, the Reorganized Subsidiaries, Reorganized Edge or their respective assets, property and Estates, the Chapter 11 Cases or the Plan, the Purchase and Sale Agreement, the Plan Support Agreement, the Disclosure Statement or the Transfer that may be asserted by or on behalf of any of the Debtors, the Reorganized Subsidiaries, Reorganized Edge or their respective Estates.

(b)                               Releases by Holders of Claims and Interests

Except as otherwise expressly provided in the Plan, the Purchase and Sale Agreement or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a

Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest, or other right of a Holder of an equity security or other ownership interest that is terminated, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally each and all of the Released Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, Reorganized Edge, the Reorganized Subsidiaries or their respective assets, property and Estates, the Chapter 11 Cases or the Plan, the Purchase and Sale Agreement, the Plan Support Agreement, the Disclosure Statement or the Transfer; provided, however, that each Person that has submitted a Ballot may elect, by checking the appropriate box on its Ballot, not to grant with respect to such Person’s Claims and Interests the releases set forth in this Section 12.05 with respect to those Released Parties other than the Debtors, Reorganized Edge, the Reorganized Subsidiaries, Union, the Lenders and their respective predecessors, successors and assigns (whether by operation of law or otherwise).

(c)                                Injunction Related to Releases

Except as provided in the Plan, the Purchase and Sale Agreement, or the Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, causes of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, relating to any of the Debtors, the Reorganized Subsidiaries or Reorganized Edge or any of their respective assets, property and Estates, that is released pursuant to this Section 12.05 of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest:  (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person discharged under this Section 12.05; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

(d)                               Deemed Consent

By submitting a Ballot and not electing to withhold consent to the releases of the applicable Released Parties set forth in this Section 12.05 by marking the appropriate box on the Ballot, each holder of a Claim or Interest shall be deemed, to the fullest extent permitted by applicable law, to have specifically consented to the releases set forth in this Section 12.05.

(e)                                No Waiver

Notwithstanding anything to the contrary contained in this Section 12.05, the releases and injunctions set forth in this Section 12.05 shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of Reorganized Edge, the Purchaser or the Reorganized Subsidiaries to enforce, sue on, settle or compromise the rights, claims and other matters expressly retained by Reorganized Edge, the Purchaser, or the Reorganized Subsidiaries pursuant to the Plan or the Purchase and Sale Agreement.

(f)                                   Supplemental Injunction

In order to supplement the injunctive effect of the discharge injunction, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under Bankruptcy Code section 105(a), the Confirmation Order shall provide for the following injunctions to take effect as of the Effective Date.

Terms.  In order to preserve and promote the settlements contemplated by and provided for in the Plan, and to supplement, where necessary, the injunctive effect of the discharge as provided in Bankruptcy Code sections 1141 and 524 and as described in this Article, except as otherwise expressly provided in the Plan, the Purchase and Sale Agreement or the Confirmation Order, all Persons and any Person claiming by or through them, which have held or asserted, which currently hold or assert or which may hold or assert any Claims or any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties based upon, attributable to, arising out of or relating to any Claim against or Interest in any of the Debtors, whenever and wherever arising or asserted, whether in the U.S. or anywhere else in the world, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, shall be, and shall be deemed to be, permanently stayed, restrained and enjoined from taking any action against any of the Released Parties for the purpose of directly or indirectly collecting, recovering or receiving any payment or recovery with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest, arising prior to the Effective Date (including prior to the Petition Date), including, but not limited to:

commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties or the assets or property of any Released Party;

enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

creating, perfecting or enforcing any Lien of any kind against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

except as otherwise expressly provided in the Plan or the Confirmation Order, asserting, implementing or effectuating any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due to any of the Released Parties or against the property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest; and

taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan, the Plan Supplement or the Confirmation Order relating to such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest.

(g)                               Bankruptcy Rule 3016 Compliance

The Debtors’ compliance with the formal requirements of Bankruptcy Rule 3016(c) shall not constitute an admission that the Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.

(h)                               Integral to Plan

Each of the injunctions provided in this Section 12.05 is an integral part of the Plan and is essential to its implementation.  Each of the Released Parties and any other Persons protected by the injunctions set forth in this Section 12.05 shall have the right to independently seek the enforcement of such injunctions.

Section 12.06       Exculpation

The Released Parties SHALL NOT BE LIABLE FOR ANY cause of action arising in connection with or out of the administration of the Chapter 11 Cases, the planning of the Chapter 11 Cases, the formulation, negotiation or implementation of the Plan, the solicitation of acceptances of the Plan, pursuit of Confirmation of the Plan, the Consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as determined by a Final Order of the Bankruptcy Court.  All Holders of Claims and Interests are enjoined from asserting or prosecuting any Claim or cause of action against any protected Person as to which such Released Party has been exculpated from liability pursuant to the preceding sentence.

Section 12.07       Permanent Injunction

Except as otherwise expressly provided in the Plan, the Purchase and Sale Agreement or the Confirmation Order, all Persons who have held, hold or may hold Claims against, or Interests in, the Debtors are permanently enjoined, on and after the Effective Date, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest; (b) the enforcement, attachment, collection, or recovery by any manner or means of judgment, award, decree or order against any Released Party on account of any such Claim or Interest; (c) creating, perfecting, or enforcing any encumbrance of any kind against any Released Party or against the property or interests in property of such Released Party on account of any such Claim or Interest; and (d) asserting any right of setoff, recoupment or subrogation of any kind against any obligation due from any Released Party or against the property or interests in property of any Released Party on account of any such Claim or Interest.  The foregoing injunction will extend to successors of any Released Party and their respective property and interests in the property.

Section 12.08       Satisfaction of Claims

The rights afforded in the Plan and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever against the Debtors or any of their Estates, assets, properties, or interests in property.  Except as otherwise provided herein, on the Effective Date, all Claims against and Interests in the Debtors shall be satisfied, discharged, and released in full.  None of the Debtors, the Reorganized Subsidiaries, Reorganized Edge or their Affiliates, shall be responsible for any pre-Effective Date obligations of the Debtors, the Reorganized Subsidiaries or Reorganized Edge, except those expressly assumed by the Debtors, the Reorganized Subsidiaries or Reorganized Edge, as applicable.  Except as otherwise provided herein, all Persons and Entities shall be precluded and forever barred from asserting against the Debtors and their Affiliates, their respective successors or assigns, or their Estates, assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefore were known or existed prior to the Effective Date.

Section 12.09       Discharge of Liabilities

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or the Confirmation Order, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of all Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not:  (a) a Proof of Claim or Interest based upon such debt, right, Claim, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such Claim, debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan.  Subject to the terms of the Plan and the Confirmation Order, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately prior to or on account of the Filing of the Chapter 11 Cases shall be deemed satisfied on the Effective Date.  Subject to the terms of the Plan, the Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.  Subject to the terms of the Plan, the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, their Estates, Reorganized Edge, the Reorganized Subsidiaries and all successors thereto.  As provided in section 524 of the Bankruptcy Code, subject to the terms of the Plan, such discharge shall void any judgment against the Debtors, their Estates, Reorganized Edge, the Reorganized Subsidiaries or any successors thereto at any time obtained to the extent it relates to a Claim or Interest discharged, and operates as an injunction against the prosecution of any action against Reorganized Edge, the Reorganized Subsidiaries or their respective property and assets to the extent it relates to a discharged Claim or Interest.

Section 12.10       Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Debtors, and all other parties-in-interest in these Chapter 11 Cases.

Section 12.11       Notices

Any notice, request, or demand required or permitted to be made or provided under the Plan to or upon the Debtors or Reorganized Edge or Union shall be (i) in writing; (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service,

(d) first class mail, or (e) facsimile transmission; and (iii) deemed to have been duly given or made when actually delivered or, in the case of facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:

Edge Petroleum Corporation
Attention:  Gary Pittman
1301 Travis, Suite 2000
Houston, TX  77002
Phone:  (713) 654-8960
Fax:  (713) 650-6494

With a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
Attention:  Charles R. Gibbs
1700 Pacific Avenue, Suite 4100
Dallas, TX 75201
Phone:  (214) 969-2800
Fax:  (214) 969-4343

If to Union:

Malcolm Duncan McDuffie
Union Bank, N.A.
445 S. Figueroa Street
Los Angeles, CA 90071-1602
Phone:  (213) 236-6786
Fax:  (213) 236-6476

With a copy to (which shall not constitute notice):

William A. (Trey) Wood, III
Bracewell & Giuliani LLP
711 Louisiana, Suite 2300
Houston, TX 77002
Phone:  (713) 223-2300
Fax:  (713) 221-1212

If to Reorganized Edge:

[Robert E. Ogle]

With a copy to (which shall not constitute notice):

William A. (Trey) Wood, III
Bracewell & Giuliani LLP
711 Louisiana, Suite 2300
Houston, TX 77002
Phone:  (713) 223-2300
Fax:  (713) 221-1212

Section 12.12       Term of Injunctions or Stay

Unless otherwise provided in the Plan or Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code sections 105 or 362 or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in the Plan or Confirmation Order), shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or Confirmation Order shall remain in full force and effect in accordance with their terms.

Section 12.13       Setoffs

Except as otherwise expressly provided for in the Plan, pursuant to the Bankruptcy Code (including Bankruptcy Code section 553), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim or Interest, each Debtor or Reorganized Edge may setoff against any Allowed Claim or Interest (other than the Union Secured Claim) and the distributions to be made pursuant to the Plan on account of such Allowed Claim or Interest (before such distribution is made), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Edge, as applicable, may hold against the Holder of such Allowed Claim or Interest, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim or Interest pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Edge of any such Claims, rights, and Causes of Action that such Debtor may possess against such Holder.  In no event shall any Holder of Claims or Interests be entitled to setoff any Claim or Interest against any Claim, right, or cause of action of the Debtors or Reorganized Edge, as applicable, unless such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Bankruptcy Code section 553 or otherwise.

Section 12.14       Recoupment

Except as provided in the Plan, any Holder of a Claim or Interest shall not be entitled to recoup any Claim or Interest against any Claim, right, or cause of action of the Debtors or

Reorganized Edge, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

Section 12.15       Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors’ Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Debtor and its successors and assigns.

Section 12.16       Request for Expedited Tax Review

The Liquidating Trustee shall have the right to request an expedited determination under Bankruptcy Code section 505(b) with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

Section 12.17       Dissolution of Committee

On the Effective Date, the Committee, if any, shall dissolve and the members of the Committee shall be released and discharged from all authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases.

Section 12.18       No Admissions

Notwithstanding anything herein to the contrary, nothing in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including liability on any Claim.

Section 12.19       Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control) as well as corporate governance matters with respect to the Debtors; provided, however, that corporate governance matters relating to the Debtors or Reorganized Edge, as applicable, not organized under Texas law shall be governed by the laws of the state of organization of such Debtor.

ARTICLE XIII

CONFIRMATION REQUEST

The Debtors request Confirmation of the Plan under Bankruptcy Code section 1129.  If any Impaired Class does not accept the Plan pursuant to Bankruptcy Code section 1126, the Debtors request Confirmation pursuant to Bankruptcy Code section 1129(b).  In that event, the Debtors reserve the right to modify the Plan to the extent (if any) that Confirmation of the Plan under Bankruptcy Code section 1129(b) requires modification.

[Signature Page Immediately Follows]

Dated: October [ ], 2009
EDGE PETROLEUM CORPORATION

	By:	/s/ [DRAFT]
Name:
Title:

Dated: October [ ], 2009
EDGE PETROLEUM EXPLORATION COMPANY

	By:	/s/ [DRAFT]
Name:
Title:

Dated: October [ ], 2009
MILLER EXPLORATION COMPANY

	By:	/s/ [DRAFT]
Name:
Title:

Dated: October [ ], 2009
EDGE PETROLEUM OPERATING COMPANY, INC.

	By:	/s/ [DRAFT]
Name:
Title:

Dated: October [ ], 2009
EDGE PETROLEUM PRODUCTION COMPANY

	By:	/s/ [DRAFT]
Name:
Title:

Dated: October [ ], 2009
MILLER OIL CORPORATION

	By:	/s/ [DRAFT]
Name:
Title: